Exhibit 99.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of DuPont Fabros Technology, Inc.

We have audited the accompanying consolidated balance sheets of DuPont Fabros Technology, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2016. Our audits also included the financial statement schedules listed in the Index at Item 15(a). These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DuPont Fabros Technology, Inc. at December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), DuPont Fabros Technology, Inc.’s internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 23, 2017, not included herein, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Tysons, Virginia

February 23, 2017

Report of Independent Registered Public Accounting Firm

The Partners of DuPont Fabros Technology, L.P.

We have audited the accompanying consolidated balance sheets of DuPont Fabros Technology, L.P. (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2016. Our audits also included the financial statement schedules listed in the Index at Item 15(a). These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DuPont Fabros Technology, L.P. at December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), DuPont Fabros Technology, L.P’s internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 23, 2017, not included herein, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Tysons, Virginia

February 23, 2017

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	December 31, 2016	December 31, 2015
ASSETS
Income producing property:
Land	$105,890	$94,203
Buildings and improvements	3,018,361	2,736,936

	3,124,251	2,831,139
Less: accumulated depreciation	(662,183)	(560,837)

Net income producing property	2,462,068	2,270,302
Construction in progress and property held for development	330,983	300,939

Net real estate	2,793,051	2,571,241
Cash and cash equivalents	38,624	31,230
Rents and other receivables, net	11,533	9,588
Deferred rent, net	123,058	128,941
Lease contracts above market value, net	5,138	6,029
Deferred costs, net	25,776	23,774
Prepaid expenses and other assets	41,284	44,689

Total assets	$3,038,464	$2,815,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$50,926	$—
Mortgage notes payable, net of deferred financing costs	110,733	114,075
Unsecured term loan, net of deferred financing costs	249,036	249,172
Unsecured notes payable, net of discount and deferred financing costs	837,323	834,963
Accounts payable and accrued liabilities	36,909	32,301
Construction costs payable	56,428	22,043
Accrued interest payable	11,592	11,821
Dividend and distribution payable	46,352	43,906
Lease contracts below market value, net	2,830	4,132
Prepaid rents and other liabilities	78,232	67,477

Total liabilities	1,480,361	1,379,890
Redeemable noncontrolling interests – operating partnership	591,101	479,189
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, no shares issued and outstanding at December 31, 2016 and 7,400,000 shares issued and outstanding at December 31, 2015	—	185,000
Series B cumulative redeemable perpetual preferred stock, no shares issued and outstanding at December 31, 2016 and 6,650,000 shares issued and outstanding at December 31, 2015	—	166,250
Series C cumulative redeemable perpetual preferred stock, 8,050,000 shares issued and outstanding at December 31, 2016 and no shares issued and outstanding at December 31, 2015	201,250	—
Common stock, $.001 par value, 250,000,000 shares authorized, 75,914,763 shares issued and outstanding at December 31, 2016 and 66,105,650 shares issued and outstanding at December 31, 2015	76	66
Additional paid in capital	766,732	685,042
Retained earnings (Accumulated deficit)	—	(79,945)
Accumulated other comprehensive loss	(1,056)	—

Total stockholders’ equity	967,002	956,413

Total liabilities and stockholders’ equity	$3,038,464	$2,815,492

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

	Year ended December 31,
	2016	2015	2014
Revenues:
Base rent	$345,022	$298,585	$285,716
Recoveries from tenants	169,668	139,537	124,853
Other revenues	14,011	14,278	7,023

Total revenues	528,701	452,400	417,592
Expenses:
Property operating costs	154,064	130,051	117,339
Real estate taxes and insurance	20,180	21,335	14,195
Depreciation and amortization	107,781	104,044	96,780
General and administrative	23,043	18,064	17,181
Impairment on investment in real estate	—	122,472	—
Other expenses	11,781	16,859	9,222

Total expenses	316,849	412,825	254,717

Operating income	211,852	39,575	162,875
Interest:
Expense incurred	(48,294)	(40,510)	(33,583)
Amortization of deferred financing costs	(3,712)	(3,151)	(2,980)
Gain on sale of real estate	22,833	—	—
Loss on early extinguishment of debt	(1,232)	—	(1,701)

Net income (loss)	181,447	(4,086)	124,611
Net (income) loss attributable to redeemable noncontrolling interests – operating partnership	(24,248)	5,993	(18,704)

Net income attributable to controlling interests	157,199	1,907	105,907
Preferred stock dividends	(20,739)	(27,245)	(27,245)
Issuance costs associated with redeemed preferred stock	$(12,495)	$—	$—

Net income (loss) attributable to common shares	$123,965	$(25,338)	$78,662

Earnings per share – basic:
Net income (loss) attributable to common shares	$1.69	$(0.40)	$1.19

Weighted average common shares outstanding	73,003,164	65,184,013	65,486,108

Earnings per share – diluted:
Net income (loss) attributable to common shares	$1.67	$(0.40)	$1.18

Weighted average common shares outstanding	73,839,036	65,184,013	66,086,379

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

	Year ended December 31,
	2016	2015	2014
Net income (loss)	$181,447	$(4,086)	$124,611
Other comprehensive loss:
Foreign currency translation adjustments	(1,257)	—	—

Comprehensive income (loss)	180,190	(4,086)	124,611
Net (income) loss attributable to redeemable noncontrolling interests – operating partnership	(24,248)	5,993	(18,704)
Other comprehensive loss attributable to redeemable noncontrolling interests – operating partnership	201	—	—

Comprehensive income attributable to controlling interests	156,143	1,907	105,907
Preferred stock dividends	(20,739)	(27,245)	(27,245)
Issuance costs associated with redeemed preferred stock	(12,495)	—	—

Comprehensive income (loss) attributable to common shares	$122,909	$(25,338)	$78,662

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands except share data)

	Preferred	Common Shares		Additional Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Stock	Number	Amount	Capital	Deficit)	Loss	Total
Balance at December 31, 2013	$351,250	65,205,274	$65	$900,959	$—	$—	$1,252,274
Net income attributable to controlling interests					105,907		105,907
Dividends declared on common stock				(18,204)	(78,662)		(96,866)
Dividends earned on preferred stock					(27,245)		(27,245)
Redemption of operating partnership units		234,300	—	6,100			6,100
Issuance of stock awards		163,187	—	360			360
Stock option exercises		507,056	1	5,555			5,556
Retirement and forfeiture of stock awards		(48,013)	—	(1,193)			(1,193)
Amortization of deferred compensation costs				6,565			6,565
Adjustments to redeemable noncontrolling interests – operating partnership				(136,117)			(136,117)

Balance at December 31, 2014	$351,250	66,061,804	$66	$764,025	$—	$—	$1,115,341
Net income attributable to controlling interests					1,907		1,907
Dividends declared on common stock				(58,917)	(54,533)		(113,450)
Dividends earned on preferred stock					(27,245)		(27,245)
Redemption of operating partnership units		363,674	—	9,544			9,544
Common stock repurchases		(1,002,610)	(1)	(31,911)			(31,912)
Issuance of stock awards		565,162	1	2,238			2,239
Stock option exercises		362,642	—	7,930			7,930
Retirement and forfeiture of stock awards		(245,022)	—	(7,682)			(7,682)
Amortization of deferred compensation costs				7,846			7,846
Adjustments to redeemable noncontrolling interests – operating partnership				(8,105)			(8,105)
Impact of adoption of new accounting guidance related to stock-based compensation				74	(74)		—

Balance at December 31, 2015	$351,250	66,105,650	$66	$685,042	$(79,945)	$—	$956,413
Net income attributable to controlling interests					157,199		157,199
Other comprehensive loss attributable to controlling interests – foreign currency translation adjustments						(1,056)	(1,056)
Issuance of common stock, net		7,613,000	8	275,462			275,470

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands except share data)

	Preferred	Common Shares		Additional Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Stock	Number	Amount	Capital	Deficit)	Loss	Total
Dividends declared on common stock				(99,925)	(44,020)		(143,945)
Dividends earned on preferred stock					(20,739)		(20,739)
Redemption of operating partnership units		1,618,048	2	64,167			64,169
Issuance of preferred stock, net	201,250			(6,998)			194,252
Redemption of preferred stock	(351,250)			12,495	(12,495)		(351,250)
Issuance of stock awards		227,430		810			810
Stock option exercises		478,733		10,592			10,592
Retirement and forfeiture of stock awards		(128,098)		(2,969)			(2,969)
Amortization of deferred compensation costs				6,813			6,813
Adjustments to redeemable noncontrolling interests – operating partnership				(178,757)			(178,757)

Balance at December 31, 2016	$201,250	75,914,763	$76	$766,732	$—	$(1,056)	$967,002

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2016	2015	2014
Cash flow from operating activities
Net income (loss)	$181,447	$(4,086)	$124,611
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	107,781	104,044	96,780
Impairment on investment in real estate	—	122,472	—
Gain on sale of real estate	(22,833)	—	—
Loss on early extinguishment of debt	1,232	—	1,701
Straight-line revenues, net of reserve	(93)	13,424	7,673
Amortization of deferred financing costs	3,712	3,151	2,980
Amortization and write-off of lease contracts above and below market value	(411)	(880)	(2,393)
Compensation paid with Company common shares	6,597	9,303	6,191
Changes in operating assets and liabilities
Rents and other receivables	(1,884)	(1,475)	4,561
Deferred costs	(3,892)	(4,233)	(2,552)
Prepaid expenses and other assets	(2,196)	4,901	(5,637)
Accounts payable and accrued liabilities	4,546	5,053	1,395
Accrued interest payable	(229)	1,062	776
Prepaid rents and other liabilities	16,185	2,285	8,427

Net cash provided by operating activities	289,962	255,021	244,513

Cash flow from investing activities
Net proceeds from sale of real estate	123,545	—	—
Investments in real estate – development	(294,764)	(217,339)	(265,374)
Acquisition of real estate	(53,105)	(8,600)	—
Acquisition of real estate – related party	(20,168)	—	—
Interest capitalized for real estate under development	(10,380)	(11,564)	(9,644)
Improvements to real estate	(4,843)	(3,459)	(1,916)
Additions to non-real estate property	(1,270)	(753)	(316)

Net cash used in investing activities	(260,985)	(241,715)	(277,250)

Cash flow from financing activities
Line of credit:
Proceeds	135,899	120,000	60,000
Repayments	(85,000)	(180,000)	—
Mortgage notes payable:
Repayments	(3,750)	—	—
Unsecured term loan:
Proceeds	—	—	96,000
Unsecured notes payable:
Proceeds	—	248,012	—
Payments of financing costs	(5,866)	(4,740)	(3,829)
Issuance of common stock, net of offering costs	275,470	—	—
Issuance of preferred stock, net of offering costs	194,252	—	—

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2016	2015	2014
Redemption of preferred stock	(351,250)	—	—
Equity compensation proceeds	7,623	249	4,363
Common stock repurchases	—	(31,912)	—
Dividends and distributions:
Common shares	(137,076)	(110,126)	(85,422)
Preferred shares	(24,824)	(27,245)	(27,245)
Redeemable noncontrolling interests – operating partnership	(27,061)	(25,912)	(20,265)

Net cash (used in) provided by financing activities	(21,583)	(11,674)	23,602

Net increase (decrease) in cash and cash equivalents	7,394	1,632	(9,135)
Cash and cash equivalents, beginning of period	31,230	29,598	38,733

Cash and cash equivalents, ending of period	$38,624	$31,230	$29,598

Supplemental information:
Cash paid for interest, net of amounts capitalized	$48,871	$39,509	$32,923

Deferred financing costs capitalized for real estate under development	$629	$737	$601

Construction costs payable capitalized for real estate under development	$56,428	$22,043	$32,949

Redemption of operating partnership units	$64,169	$9,544	$6,100

Adjustments to redeemable noncontrolling interests – operating partnership	$178,757	$8,105	$136,117

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands except units)

	December 31, 2016	December 31, 2015
ASSETS
Income producing property:
Land	$105,890	$94,203
Buildings and improvements	3,018,361	2,736,936

	3,124,251	2,831,139
Less: accumulated depreciation	(662,183)	(560,837)

Net income producing property	2,462,068	2,270,302
Construction in progress and property held for development	330,983	300,939

Net real estate	2,793,051	2,571,241
Cash and cash equivalents	34,409	27,015
Rents and other receivables, net	11,533	9,588
Deferred rent, net	123,058	128,941
Lease contracts above market value, net	5,138	6,029
Deferred costs, net	25,776	23,774
Prepaid expenses and other assets	41,284	44,689

Total assets	$3,034,249	$2,811,277

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Line of credit	$50,926	$—
Mortgage notes payable, net of deferred financing costs	110,733	114,075
Unsecured term loan, net of deferred financing costs	249,036	249,172
Unsecured notes payable, net of discount and deferred financing costs	837,323	834,963
Accounts payable and accrued liabilities	36,909	32,301
Construction costs payable	56,428	22,043
Accrued interest payable	11,592	11,821
Dividend and distribution payable	46,352	43,906
Lease contracts below market value, net	2,830	4,132
Prepaid rents and other liabilities	78,232	67,477

Total liabilities	1,480,361	1,379,890
Redeemable partnership units	591,101	479,189
Commitments and contingencies	—	—
Partners’ capital:
Limited partners’ capital:
Series A cumulative redeemable perpetual preferred units, no units issued and outstanding at December 31, 2016 and 7,400,000 units issued and outstanding at December 31, 2015	—	185,000
Series B cumulative redeemable perpetual preferred units, no units issued and outstanding at December 31, 2016 and 6,650,000 units issued and outstanding at December 31, 2015	—	166,250
Series C cumulative redeemable perpetual preferred stock, 8,050,000 units issued and outstanding at December 31, 2016 and no units issued and outstanding at December 31, 2015	201,250	—
Common units, 75,252,390 units issued and outstanding at December 31, 2016 and 65,443,277 units issued and outstanding at December 31, 2015	754,892	594,927
General partner’s capital, common units, 662,373 issued and outstanding at December 31, 2016 and December 31, 2015	6,645	6,021

Total partners’ capital	962,787	952,198

Total liabilities and partners’ capital	$3,034,249	$2,811,277

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except unit and per unit data)

	Year ended December 31,
	2016	2015	2014
Revenues:
Base rent	$345,022	$298,585	$285,716
Recoveries from tenants	169,668	139,537	124,853
Other revenues	14,011	14,278	7,023

Total revenues	528,701	452,400	417,592
Expenses:
Property operating costs	154,064	130,051	117,339
Real estate taxes and insurance	20,180	21,335	14,195
Depreciation and amortization	107,781	104,044	96,780
General and administrative	23,043	18,064	17,181
Impairment on investment in real estate	—	122,472	—
Other expenses	11,781	16,859	9,222

Total expenses	316,849	412,825	254,717

Operating income	211,852	39,575	162,875
Interest:
Expense incurred	(48,294)	(40,510)	(33,583)
Amortization of deferred financing costs	(3,712)	(3,151)	(2,980)
Gain on sale of real estate	22,833	—	—
Loss on early extinguishment of debt	(1,232)	—	(1,701)

Net income (loss)	181,447	(4,086)	124,611
Preferred unit distributions	(20,739)	(27,245)	(27,245)
Issuance costs associated with redeemed preferred units	(12,495)	—	—

Net income (loss) attributable to common units	$148,213	$(31,331)	$97,366

Earnings per unit – basic:
Net income (loss) attributable to common units	$1.69	$(0.40)	$1.19

Weighted average common units outstanding	87,284,564	80,599,199	81,053,127

Earnings per unit – diluted:
Net income (loss) attributable to common units	$1.67	$(0.40)	$1.18

Weighted average common units outstanding	88,120,436	80,599,199	81,653,398

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

	Year ended December 31,
	2016	2015	2014
Net income (loss)	$181,447	$(4,086)	$124,611
Other comprehensive loss:
Foreign currency translation adjustments	(1,257)	—	—

Comprehensive income (loss)	180,190	(4,086)	124,611
Preferred unit distributions	(20,739)	(27,245)	(27,245)
Issuance costs associated with redeemed preferred units	(12,495)	—	—

Comprehensive income (loss) attributable to common units	$146,956	$(31,331)	$97,366

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in thousands, except unit data)

	Limited Partners’ Capital			General Partner’s Capital
	Preferred Amount	Common Units	Common Amount	Common Units	Common Amount	Total
Balance at December 31, 2013	$351,250	64,542,901	$887,695	662,373	$9,110	$1,248,055
Net income			123,362		1,249	124,611
Common unit distributions			(118,723)		(974)	(119,697)
Preferred unit distributions			(26,972)		(273)	(27,245)
Issuance of OP units to DFT when redeemable partnership units redeemed		234,300	6,100			6,100
Issuance of OP units for stock awards		163,187	360			360
Issuance of OP units due to option exercises		507,056	5,556			5,556
Retirement and forfeiture of OP units		(48,013)	(1,193)			(1,193)
Amortization of deferred compensation costs			6,565			6,565
Adjustments to redeemable partnership units			(130,496)		(1,493)	(131,989)

Balance at December 31, 2014	$351,250	65,399,431	$752,254	662,373	$7,619	$1,111,123
Net loss			(4,045)		(41)	(4,086)
Common unit distributions			(138,817)		(1,146)	(139,963)
Preferred unit distributions			(26,972)		(273)	(27,245)
Issuance of OP units to DFT when redeemable partnership units redeemed		363,674	9,544			9,544
OP unit repurchases		(1,002,610)	(31,912)			(31,912)
Issuance of OP units for stock awards		565,162	2,239			2,239
Issuance of OP units due to option exercises		362,642	7,930			7,930
Retirement and forfeiture of OP units		(245,022)	(7,682)			(7,682)
Amortization of deferred compensation costs			7,846			7,846
Adjustments to redeemable partnership units			24,542		(138)	24,404

Balance at December 31, 2015	$351,250	65,443,277	$594,927	662,373	$6,021	$952,198
Net income			179,864		1,583	181,447
Other comprehensive loss – foreign currency translation adjustments			(1,246)		(11)	(1,257)
Issuance of OP units for common stock offering, net		7,613,000	275,470			275,470
Common unit distributions			(169,403)		(1,265)	(170,668)
Preferred unit distributions			(20,558)		(181)	(20,739)
Issuance of OP units to DFT when redeemable partnership units redeemed		1,618,048	64,169			64,169
Issuance of OP units for preferred stock offering, net	201,250		(6,998)			194,252
Redemption of OP units for preferred stock	(351,250)					(351,250)
Issuance of OP units for stock awards		227,430	810			810
Issuance of OP units due to option exercises		478,733	10,592			10,592
Retirement and forfeiture of OP units		(128,098)	(2,969)			(2,969)
Amortization of deferred compensation costs			6,813			6,813
Adjustments to redeemable partnership units			(176,579)		498	(176,081)

Balance at December 31, 2016	$201,250	75,252,390	$754,892	662,373	$6,645	$962,787

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2016	2015	2014
Cash flow from operating activities
Net income (loss)	$181,447	$(4,086)	$124,611
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	107,781	104,044	96,780
Impairment on investment in real estate	—	122,472	—
Gain on sale of real estate	(22,833)	—	—
Loss on early extinguishment of debt	1,232	—	1,701
Straight-line rent, net of reserve	(93)	13,424	7,673
Amortization of deferred financing costs	3,712	3,151	2,980
Amortization of lease contracts above and below market value	(411)	(880)	(2,393)
Compensation paid with Company common shares	6,597	9,303	6,191
Changes in operating assets and liabilities
Rents and other receivables	(1,884)	(1,475)	4,561
Deferred costs	(3,892)	(4,233)	(2,552)
Prepaid expenses and other assets	(2,196)	4,901	(5,637)
Accounts payable and accrued liabilities	4,546	5,053	1,396
Accrued interest payable	(229)	1,062	776
Prepaid rents and other liabilities	16,185	2,288	8,427

Net cash provided by operating activities	289,962	255,024	244,514

Cash flow from investing activities
Proceeds from the sale of real estate	123,545	—	—
Investments in real estate – development	(294,764)	(217,339)	(265,374)
Acquisition of real estate	(53,105)	(8,600)	—
Acquisition of real estate – related party	(20,168)	—	—
Interest capitalized for real estate under development	(10,380)	(11,564)	(9,644)
Improvements to real estate	(4,843)	(3,459)	(1,916)
Additions to non-real estate property	(1,270)	(753)	(316)

Net cash used in investing activities	(260,985)	(241,715)	(277,250)

Cash flow from financing activities
Line of credit:
Proceeds	135,899	120,000	60,000
Repayments	(85,000)	(180,000)	—
Mortgage notes payable:
Repayments	(3,750)	—	—
Unsecured term loan:
Proceeds	—	—	96,000
Unsecured notes payable:
Proceeds	—	248,012	—
Payments of financing costs	(5,866)	(4,740)	(3,829)
Issuance of common units, net of offering costs	275,470	—	—
Issuance of preferred units, net of offering costs	194,252	—	—

DUPONT FABROS TECHNOLOGY, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2016	2015	2014
Redemption of preferred units	(351,250)	—	—
Equity compensation proceeds	7,623	249	4,363
OP unit repurchases	—	(31,912)	—
Distributions	(188,961)	(163,283)	(132,932)

Net cash (used in) provided by financing activities	(21,583)	(11,674)	23,602

Net increase (decrease) in cash and cash equivalents	7,394	1,635	(9,134)
Cash and cash equivalents, beginning of period	27,015	25,380	34,514

Cash and cash equivalents, ending of period	$34,409	$27,015	$25,380

Supplemental information:
Cash paid for interest, net of amounts capitalized	$48,871	$39,509	$32,923

Deferred financing costs capitalized for real estate under development	$629	$737	$601

Construction costs payable capitalized for real estate under development	$56,428	$22,043	$32,949

Redemption of operating partnership units	$64,169	$9,544	$6,100

Adjustments to redeemable partnership units	$176,081	$(24,404)	$131,989

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC.

DUPONT FABROS TECHNOLOGY, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

1. Description of Business

DuPont Fabros Technology, Inc. (“DFT”), through its controlling interest in DuPont Fabros Technology, L.P. (the “Operating Partnership” or “OP” and collectively with DFT and their operating subsidiaries, the “Company”), is a fully integrated, self-administered and self-managed company that owns, acquires, develops and operates wholesale data centers. DFT is a real estate investment trust, or REIT, for federal income tax purposes and is the sole general partner of the Operating Partnership, and as of December 31, 2016, owned 84.9% of the common economic interest in the Operating Partnership, of which 0.9% is held as general partnership units. Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our Company” or “the Company” refer to DFT and the Operating Partnership, collectively. As of December 31, 2016, we held a fee simple interest in the following properties:

•	11 operating data centers – ACC2, ACC3, ACC4, ACC5, ACC6, ACC7, CH1, CH2, SC1 Phases I-II, VA3, and VA4;

•	Five data center projects under development – ACC9 Phases I and II, CH3 Phase I, SC1 Phase III and TOR1 Phase IA;

•	One shell of a data center currently under development – ACC10;

•	Three data center projects available for future development – CH3 Phase II, TOR1 Phase IB and TOR1 Phase II;

•	Land that may be used to develop four additional data centers – ACC8, ACC11, OR1 and OR2.

2. Significant Accounting Policies

Basis of Presentation

This report combines the annual reports on Form 10-K for the year ended December 31, 2016 of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P. References to “DFT” mean DuPont Fabros Technology, Inc. and its controlled subsidiaries; and references to the “Operating Partnership” or “OP” mean DuPont Fabros Technology, L.P. and its controlled subsidiaries.

We believe combining the annual reports on Form 10-K of DFT and the Operating Partnership into this single report provides the following benefits:

•	enhances investors’ understanding of DFT and the Operating Partnership by enabling investors to view the business as a whole in the same manner as management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosure in this report applies to both DFT and the Operating Partnership; and

•	creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

We operate DFT and the Operating Partnership as one business. The management of DFT consists of the same employees as the management of the Operating Partnership.

We believe it is important for investors to understand the few differences between DFT and the Operating Partnership in the context of how DFT and the Operating Partnership operate as a consolidated company. DFT is a REIT, whose only material asset is its ownership of OP units of the Operating Partnership. As a result, DFT does not conduct business itself, other than acting as the sole general partner of the Operating Partnership, issuing public equity from time to time and guaranteeing unsecured debt of the Operating Partnership. DFT has not issued any indebtedness, but has guaranteed all of the unsecured debt of the Operating Partnership. The Operating Partnership, through its wholly-owned subsidiaries, holds all the real estate assets of the Company. Except for net proceeds from public equity issuances by DFT, which are contributed to the Operating Partnership in exchange for OP units or preferred units, the Operating Partnership generates all remaining capital required by our business. These sources include the Operating Partnership’s operations, its direct or indirect incurrence of indebtedness, and the issuance of partnership units.

As sole general partner with control of the Operating Partnership, DFT consolidates the Operating Partnership for financial reporting purposes. The presentation of stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of DFT and those of the Operating Partnership. The Operating Partnership’s capital includes preferred units and general and limited common units that are owned by DFT and the other partners. DFT’s stockholders’ equity includes preferred stock, common stock, additional paid in capital, retained earnings and accumulated other comprehensive income (loss). The common limited partnership interests held by the limited partners (other than DFT) in the Operating Partnership are presented as “redeemable partnership units” in the Operating Partnership’s consolidated financial statements and as “redeemable noncontrolling interests-operating partnership” in DFT’s consolidated financial statements. The only difference between the assets and liabilities of DFT and the Operating Partnership as of December 31, 2016 was a $4.2 million bank account held by DFT that is not part of the Operating Partnership. Net income is the same for DFT and the Operating Partnership.

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

We have one reportable segment consisting of investments in data centers located in the United States and Canada. All of our properties generate similar types of revenues and expenses related to customer rent and reimbursements and operating expenses. The delivery of our products is consistent across all properties and although services are provided to a range of customers, the types of services provided to them are limited to a few core principles. As such, the properties in our portfolio have similar economic characteristics and the nature of the products and services provided to our customers and the method to distribute such services are consistent throughout the portfolio.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property

All capital improvements for the income-producing properties are capitalized to individual building components, including interest and real estate taxes incurred during the period of development, and depreciated over their estimated useful lives. Interest is capitalized during the period of development based upon applying the property’s specific borrowing rate to the actual development costs expended up to specific borrowings, if any, and then applying our weighted-average borrowing rate to any residual development costs expended during the construction period. Interest is capitalized until the property has reached substantial completion and is ready for its intended use. Interest costs capitalized totaled $11.0 million, $12.3 million and $10.2 million for the years ended December 31, 2016, 2015 and 2014, respectively. We cease interest capitalization when a development is placed in service or temporarily suspended.

We capitalize pre-development costs, including internal costs, incurred in pursuit of new development opportunities for which we believe future development is probable. Future development is dependent upon various factors, including zoning and regulatory approval, rental market conditions, construction costs and availability of capital. Pre-development costs incurred for which future development is not yet considered probable are expensed as incurred. In addition, if the status of such a pre-development opportunity changes, making future development no longer probable, any capitalized pre-development costs are written-off with a charge to expense. Furthermore, the revenue from incidental operations received from the current improvements in excess of any incremental costs are recorded as a reduction of total capitalized costs of the development project and not as a part of net income. The capitalization of costs during the development of assets (including interest and related loan fees, property taxes and other direct and indirect costs) begins when development efforts commence and ends when the asset, or a portion of the asset, is substantially complete and ready for its intended use. For the years ended December 31, 2016, 2015 and 2014, we capitalized $8.0 million, $7.5 million and $4.5 million, respectively, of internal development and leasing costs on all of our data centers.

The fair value of in-place leases consists of the following components, as applicable: (1) the estimated cost to replace the leases, including foregone rents during the period of finding a new customer, foregone recovery of customer pass-through, customer improvements, and other direct costs associated with obtaining a new customer (referred to as tenant origination costs); (2) the estimated leasing commissions associated with obtaining a new customer (referred to as leasing commissions); and (3) the above/below market cash flow of the leases, determined by comparing the projected cash flows of the leases in place to projected cash flows of comparable market-rate leases (referred to as lease intangibles). Tenant origination costs are included in buildings and improvements in our accompanying consolidated balance sheets and are amortized as depreciation expense on a straight-line basis over the average remaining life of the underlying leases. Leasing commissions are classified as deferred costs and are amortized as amortization expense on a straight-line basis over the remaining life of the underlying leases. Lease intangible assets and liabilities are classified as lease contracts above and below market value, respectively, and amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining life of the underlying leases. Should a customer terminate its lease early, the unamortized portions of leasing commissions and lease intangibles associated with that lease are written off to amortization expense or rental revenue, respectively, as further described below.

Depreciation on buildings is generally provided on a straight-line basis over 40 years from the date the buildings were placed in service. Building components are depreciated over the life of the respective improvement ranging from 10 to 40 years from the date the components were placed in service. Personal property is depreciated over three years to seven years. Depreciation expense was $103.5 million, $98.8 million and $92.3 million for the years ended December 31, 2016, 2015 and 2014, respectively. Repairs and maintenance costs are expensed as incurred.

We review each of our properties for indicators of impairment. Examples of such indicators may include a significant decrease in the market price of the property, a significant adverse change in the extent or manner in which the property is being used in its physical condition, a significant adverse change in legal factors or in the business climate that could affect the value of a property, including an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected for the development of a property, a history of operating or cash flow losses of the property or a current expectation that, more likely than not, a property will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. When such impairment indicators exist, we review an estimate of the future undiscounted net cash flows expected to result from the real estate investment’s use and eventual disposition and compare that estimate to the carrying value of the property. We assess the recoverability of the carrying value of our assets on a property-by-property basis. We consider factors such as future operating income, trends and prospects, as well as the effects of leasing demand, competition, potential sales proceeds and other factors. If our undiscounted cash flow evaluation indicates that we are unable to recover the carrying value of a real estate investment, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property.

No impairment losses were recorded for the years ended December 31, 2016 and 2014. In the fourth quarter of 2015, we identified our NJ1 data center as an asset that fell outside of our strategic focus on wholesale data centers in our targeted markets, and it became evident that we would, more likely than not, sell NJ1 prior to its previously estimated useful life. In connection with that determination, we evaluated the recoverability of the carrying value for NJ1 and determined that its carrying value was no longer recoverable due to reducing its expected holding period. As a result, for the year ended December 31, 2015, we reduced the carrying value of NJ1 to its estimated fair value by recording an impairment charge of $122.5 million. Estimated fair value was determined using a third party appraisal for NJ1 in conjunction with the guidance in ASC 820, which involved the use of Level 3 inputs. The appraisal was based on the income capitalization approach which derives value using the property’s potential income and an average market capitalization rate for comparable sales in the market. NJ1 was sold in the second quarter of 2016 at a gain of $22.8 million.

We classify a data center property as held-for-sale when it meets the necessary criteria, which include when we commit to and actively embark on a plan to sell the asset, the sale is expected to be completed within one year under terms usual and customary for such sales, and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Data center properties held-for-sale are carried at the lower of cost or fair value less costs to sell. Accordingly, as of December 31, 2016 and 2015, we did not have any properties classified as held-for-sale.

Cash and Cash Equivalents

We consider all demand deposits and money market accounts purchased with a maturity date of three months or less, at the date of purchase, to be cash equivalents. Our account balances at one or more institutions exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. We have not experienced any losses and believe that the risk is not significant.

Deferred Costs

Deferred costs, net in our accompanying consolidated balance sheets include both financing and leasing costs.

Financing costs, which represent fees and other costs incurred in obtaining debt, are amortized using the effective-interest rate method, or a method that approximates the effective-interest method, over the term of the loan and are included in amortization of deferred financing costs.

Balances of financing costs for our unsecured revolving credit facility (the “Unsecured Credit Facility”), net of accumulated amortization, which are presented within deferred costs, net in our accompanying consolidated balance sheets at December 31, 2016 and 2015, are as follows (in thousands):

	December 31,
Financing costs presented within deferred costs, net	2016	2015
Financing costs	$12,352	$8,198
Accumulated amortization	(6,376)	(4,969)

Financing costs, net	$5,976	$3,229

Balances of financing costs for our other recognized debt liabilities, net of accumulated amortization, which are presented as a reduction of each of the respective recognized debt liabilities in our accompanying consolidated balance sheets at December 31, 2016 and 2015, are as follows (in thousands):

	December 31,
Financing costs presented as a reduction of debt liability balances	2016	2015
Financing costs	$20,423	$20,531
Accumulated amortization	(7,935)	(5,618)

Financing costs, net	$12,488	$14,913

On July 25, 2016, we amended and restated the Unsecured Credit Facility and the Unsecured Term Loan, which, due to the change in composition of lenders comprising the Unsecured Credit Facility’s bank group, resulted in a loss on early extinguishment of debt of $1.2 million in the third quarter of 2016, which included a partial write-off of unamortized deferred financing costs of $0.5 million. In May 2014, we amended the Unsecured Credit Facility, which, due to the change in composition of lenders comprising the Unsecured Credit Facility’s bank group, resulted in the partial write-off of unamortized deferred financing costs totaling $0.3 million. In July 2014, we amended the Unsecured Term Loan, which, due to the change in composition of lenders comprising the Unsecured Term Loan’s bank group, resulted in a loss on early extinguishment of debt of $1.4 million, which included a partial write-off of unamortized deferred financing costs of $0.7 million.

Leasing costs, which consist of external fees and costs incurred in the successful negotiation of leases, internal costs expended in the successful negotiation of leases and the estimated leasing commissions resulting from the allocation of the purchase price of ACC2, VA3, VA4 and ACC4, are deferred and amortized over the terms of the applicable leases on a straight-line basis. If an applicable lease terminates prior to the expiration of its initial term, the carrying amount of the leasing costs are written off to amortization expense. In June 2015, we wrote off $0.7 million of unamortized leasing costs to amortization expense related to a former customer in bankruptcy whose leases with us were rejected effective July 1, 2015 pursuant to an order made by the bankruptcy court, described below.

Leasing costs incurred for the years ended December 31, 2016, 2015 and 2014 are as follows (in thousands):

	Year ended December 31,
	2016	2015	2014
Costs incurred for new leases	$3,690	$2,096	$2,004
Costs incurred for renewals	202	1,188	153
Costs incurred for re-leases	—	949	2,000

Total leasing costs incurred	$3,892	$4,233	$4,157

Amortization of deferred leasing costs totaled $4.2 million, $4.9 million and $4.1 million for the years ended December 31, 2016, 2015 and 2014, respectively. Balances, net of accumulated amortization, at December 31, 2016 and 2015 are as follows (in thousands):

	December 31,
	2016	2015
Leasing costs	$53,556	$50,503
Accumulated amortization	(33,756)	(29,958)

Leasing costs, net	$19,800	$20,545

Inventory

We maintain fuel inventory for our generators, which is recorded at the lower of cost (on a first-in, first-out basis) or market. As of December 31, 2016 and 2015, the fuel inventory was $4.2 million and $4.5 million, respectively, and is included in prepaid expenses and other assets in the accompanying consolidated balance sheets.

Prepaid Rents

Prepaid rents, typically prepayment of the following month’s rent, consist of payments received from customers prior to the time the payments are earned and are recognized as revenue in subsequent periods when earned.

Rental Income

We, as a lessor, have retained substantially all the risks and benefits of ownership and account for our leases as operating leases. For lease agreements that provide for scheduled fixed and determinable rent increases, rental income is recognized on a straight-line basis over the non-cancellable term of the lease, which commences when control of the space and critical power have been provided to the customer. If the lease contains an early termination clause with a penalty payment, we determine the lease termination date by evaluating whether the penalty reasonably assures that the lease will not be terminated early.

Straight-line rents receivable are included in deferred rent, net in the accompanying consolidated balance sheets. Lease inducements, which include cash payments to customers, are amortized as a reduction of rental income over the noncancellable lease term. Lease inducements are included in prepaid expenses and other assets in the accompanying consolidated balance sheets. Lease intangible assets and liabilities that have resulted from above market and below market leases that were acquired are amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining non-cancellable term of the underlying leases.

If a lease terminates prior to the expiration of its initial term, the unamortized portion of straight-line rents receivable, lease inducements and lease intangibles associated with that lease will be written off to rental revenue. In June 2015, we wrote-off as a reduction of base rent $0.4 million of unreserved straight-line rents receivable, $0.1 million of unamortized lease inducements and $1.0 million of unamortized lease intangibles related to a former customer in bankruptcy whose leases with us were rejected effective July 1, 2015 pursuant to an order made by the bankruptcy court.

Balances, net of accumulated amortization, at December 31, 2016 and 2015 are as follows (in thousands):

	December 31,
	2016	2015
Lease contracts above market value	$20,500	$20,500
Accumulated amortization	(15,362)	(14,471)

Lease contracts above market value, net	$5,138	$6,029

Lease contracts below market value	$24,175	$24,175
Accumulated amortization	(21,345)	(20,043)

Lease contracts below market value, net	$2,830	$4,132

Our policy is to record an allowance for losses on accounts receivable equal to the estimated uncollectible accounts. The estimate is based on our historical experience and a review of the current status of our receivables. As of December 31, 2016, we had a note receivable from a former customer of $25.0 million, which resulted from the settlement of our claim in this former customer’s bankruptcy proceedings in the fourth quarter of 2016 and replaced the $6.5 million note receivable that we had from this former customer as of December 31, 2015. We are accounting for the note receivable on a non-accrual basis. As of December 31, 2016 and 2015, we had allowances against these notes of $23.6 million and $5.1 million, respectively, leaving a note receivable, net, of $1.4 million as of December 31, 2016 and 2015, which is included within rents and other receivables, net in our accompanying consolidated balance sheets. Based on the principal payment schedule in the note that includes semiannual principal payments beginning in June 2017, we continue to be reasonably assured that we will be able to collect the balance of the note receivable, net.

We also establish an appropriate allowance for doubtful accounts for receivables arising from the straight-lining of rents. These receivables arise from revenue recognized in excess of amounts currently due under the lease and are recorded as deferred rent in the accompanying consolidated balance sheets. As of December 31, 2016 and 2015, we had no material allowances.

Our customer leases generally contain provisions under which the customers reimburse us for a portion of operating expenses and real estate taxes incurred by the property. Recoveries from tenants are included in revenue in the accompanying consolidated statements of operations in the period the applicable expenditures are incurred. The majority of our customer leases also provide us with a property management fee based on a percentage of base rent collected and property-level operating expenses, other than charges for power used by customers to run their servers and cool their space. Property management fees are included in base rent in the accompanying consolidated statements of operations in the applicable period in which they are earned.

Other Revenue

Other revenue primarily consists of services provided to customers on a non-recurring basis. This includes layout design and installation of electrical power circuits, data cabling, server cabinets and racks, computer room airflow analyses and monitoring and other services requested by customers. Revenue is recognized on a completed contract basis when the project is finished and ready for the customer’s use. This method is consistently applied for all periods presented. Costs of providing these services are included in other expenses in the accompanying consolidated statements of operations.

Income Taxes

DFT elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with the taxable year ended December 31, 2007. In general, a REIT that meets certain organizational and operational requirements and distributes at least 90 percent of its REIT taxable income to its shareholders in a year will not be subject to income tax to the extent of the income it distributes. We currently qualify and intend to continue to qualify as a REIT under the Code. As a result, no provision for federal income taxes on income from continuing operations is required, except for taxes on certain property sales and on income, if any, of DF Technical Services, LLC, our taxable REIT subsidiary (“TRS”). If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our income at regular corporate tax rates for the year in which we do not qualify and the succeeding four years. Although we expect to qualify for taxation as a REIT, we may be subject to state and local income and franchise taxes and to federal income and excise taxes on any undistributed income.

As of December 31, 2016 and 2015, we did not have any unrecognized tax benefits. We do not believe that there will be any material changes in our unrecognized tax positions over the next 12 months. We are subject to examination by the respective taxing authorities for the tax years 2013 through 2016.

In general, a TRS may perform non-customary services for customers, hold assets that DFT cannot hold directly and generally may engage in any real estate or non real estate-related business. A TRS is subject to corporate federal and state income taxes on its taxable income at regular statutory tax rates. For the years ended December 31, 2016 and 2014, we incurred $0.1 million of income taxes. For the year ended December 31, 2015, we incurred no income taxes; however, we recorded a deferred income tax credit of $0.2 million to reverse the cumulative deferred tax expense recorded as of December 31, 2014.

We account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are provided if, based upon the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

As of December 31, 2016, our TRS had a deferred tax asset of $0.2 million, comprised entirely of its net operating loss carryforward, and no deferred tax liability, resulting in a net deferred tax asset of $0.2 million. We recorded a full valuation allowance for this net deferred tax asset as of December 31, 2016 due to the uncertainty of the realizability of this asset. The net operating loss carryforward of $0.2 million will begin to expire in 2031 if not utilized by then.

As of December 31, 2015, our TRS had a deferred tax asset of $4.6 million, comprised entirely of its net operating loss carryforward, and a deferred tax liability of $2.3 million, primarily comprised of a temporary depreciation difference, resulting in a net deferred tax asset of $2.3 million. We recorded a full valuation allowance for this net deferred tax asset as of December 31, 2015 due to the uncertainty of the realizability of this asset.

Redeemable Noncontrolling Interests – Operating Partnership / Redeemable Partnership Units

Redeemable noncontrolling interests – operating partnership, as presented on DFT’s consolidated balance sheets, represent the limited partnership interests in the Operating Partnership (the “OP units”) held by individuals and entities other than DFT. These interests are also presented on the Operating Partnership’s consolidated balance sheets, referred to as “redeemable partnership units.” Accordingly, the following discussion related to redeemable noncontrolling interests – operating partnership of DFT refers equally to redeemable partnership units of the Operating Partnership.

Redeemable noncontrolling interests – operating partnership, which require cash payment, or allow settlement in shares, but with the ability to deliver the shares outside of the control of DFT, are reported outside of the permanent equity section of the consolidated balance sheets of DFT and the Operating Partnership. Redeemable noncontrolling interests – operating partnership are adjusted for income, losses and distributions allocated to OP units not held by DFT (normal noncontrolling interest accounting amount). Adjustments to redeemable noncontrolling interests – operating partnership are recorded to reflect increases or decreases in the ownership of the Operating Partnership by holders of OP units, including the redemptions of OP units for cash or in exchange for shares of DFT’s common stock. If such adjustments result in redeemable noncontrolling interests – operating partnership being recorded at less than the redemption value of the OP units, redeemable noncontrolling interests – operating partnership are further adjusted to their redemption value. See Note 9. Redeemable noncontrolling interests – operating partnership are recorded at the greater of the normal noncontrolling interest accounting amount or redemption value. The following is a summary of activity for redeemable noncontrolling interests – operating partnership for the years ended December 31, 2016, 2015 and 2014 (dollars in thousands):

	OP Units
	Number	Amount
Balance at December 31, 2013	15,671,537	$387,244
Net income attributable to redeemable noncontrolling interests – operating partnership	—	18,704
Distributions declared	—	(22,831)
Redemption of operating partnership units	(234,300)	(6,100)
Adjustments to redeemable noncontrolling interests – operating partnership	—	136,117

Balance at December 31, 2014	15,437,237	$513,134
Net loss attributable to redeemable noncontrolling interests – operating partnership	—	(5,993)
Distributions declared	—	(26,513)
Redemption of operating partnership units	(363,674)	(9,544)
Adjustments to redeemable noncontrolling interests – operating partnership	—	8,105

Balance at December 31, 2015	15,073,563	$479,189
Net income attributable to redeemable noncontrolling interests – operating partnership	—	24,248
Other comprehensive loss attributable to redeemable noncontrolling interests – operating partnership	—	(201)
Distributions declared	—	(26,723)
Redemption of operating partnership units	(1,618,048)	(64,169)
Adjustments to redeemable noncontrolling interests – operating partnership	—	178,757

Balance at December 31, 2016	13,455,515	$591,101

The following is a summary of activity for redeemable partnership units for the years ended December 31, 2016, 2015 and 2014 (dollars in thousands):

	OP Units
	Number	Amount
Balance at December 31, 2013	15,671,537	$387,244
Redemption of operating partnership units	(234,300)	(6,100)
Adjustments to redeemable partnership units	—	131,990

Balance at December 31, 2014	15,437,237	$513,134
Redemption of operating partnership units	(363,674)	(9,544)
Adjustments to redeemable partnership units	—	(24,401)

Balance at December 31, 2015	15,073,563	$479,189
Redemption of operating partnership units	(1,618,048)	(64,169)
Adjustments to redeemable partnership units	—	176,081

Balance at December 31, 2016	13,455,515	$591,101

Net income is allocated to controlling interests and redeemable noncontrolling interests – operating partnership in accordance with the limited partnership agreement of the Operating Partnership. The following is a summary of net income attributable to controlling interests and transfers to redeemable noncontrolling interests – operating partnership for the years ended December 31, 2016, 2015 and 2014 (dollars in thousands):

	Year ended December 31,
	2016	2015	2014
Net income attributable to controlling interests	$157,199	$1,907	$105,907
Transfers from noncontrolling interests:
Net change in the Company’s common stock and additional paid in capital due to the redemption of OP units and other adjustments to redeemable noncontrolling interests – operating partnership	(114,588)	1,439	(130,017)

	$42,611	$3,346	$(24,110)

Earnings Per Share of DFT

Basic earnings per share is calculated by dividing the net income attributable to common shares for the period by the weighted average number of common shares outstanding during the period using the two class method. Diluted earnings per share is calculated by dividing the net income attributable to common shares for the period by the weighted average number of common and dilutive securities outstanding during the period using the two class method.

Earnings Per Unit of the Operating Partnership

Basic earnings per unit is calculated by dividing the net income attributable to common units for the period by the weighted average number of common units outstanding during the period using the two class method. Diluted earnings per unit is calculated by dividing the net income attributable to common units for the period by the weighted average number of common and dilutive securities outstanding during the period using the two class method.

Stock-based Compensation

We periodically award stock-based compensation to employees and members of our Board of Directors in the form of common stock, restricted common stock, options and performance units. For each common stock award granted by DFT, the OP issues an equivalent common unit, which may be referred to herein as a common share, common stock, or a common unit. We estimate the fair value of the awards and recognize this value over the requisite service period. The fair value of restricted stock-based compensation is based on the market value of DFT’s common stock on the date of the grant. The fair value of options to purchase common stock is based on the Black-Scholes model. The fair value of performance units is based on a Monte Carlo simulation. Forfeitures of all stock-based compensation awards are recognized as they occur.

Compensation paid with Company common shares, which is included in general and administrative expense on our consolidated statements of operations, totaled $6.6 million, $5.3 million and $6.2 million for the years ended December 31, 2016, 2015 and 2014, respectively. We capitalized $0.9 million, $0.8 million and $0.7 million of compensation paid with Company common shares to our data centers under development for the years ended December 31, 2016, 2015 and 2014, respectively.

Foreign Currency

The U.S. dollar is the functional currency of our consolidated operations in the United States. The functional currency of our consolidated entities that operate outside of the United States is the principal currency of the economic environment in which the entity primarily generates and expends cash. We translate the financial statements of consolidated entities whose functional currency is not the U.S. dollar into U.S. dollars. We translate assets and liabilities at the exchange rate in effect as of the financial statement date and translate income statement accounts using the weighted average exchange rate for the period. We include foreign currency translation adjustments and the effect of exchange rate changes on intercompany transactions of a long-term investment nature as a separate component of stockholders’ equity or partners’ capital. We report gains and losses from the effect of rate changes on intercompany receivables and payables that are not of a long-term investment nature, as well as gains and losses from remeasuring U.S. dollar transactions for non-U.S. functional currency entities, in other expenses on our consolidated statements of operations. For the year ended December 31, 2016, we had less than $0.1 million of foreign currency transaction losses.

Recently Issued Accounting Pronouncements

Revenue Recognition - In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. We are required to apply the new standard in the first quarter of 2018 and expect to elect the modified retrospective method of application of the standard. Although the standard does not apply to leases, we have assessed the impact on our financial position and results of operations. The standard will change our method of recognizing revenue on service and installation contracts included in other revenue in the accompanying consolidated statements of operations from the completed contract method to a method that recognizes revenue over the course of the contract based on the goods or services transferred to date relative to the remaining goods or services promised under the contract. We do not expect that this change will have a material effect on our financial position or results of operations. In addition, we currently do not believe the standard will have a material impact on how we recognize revenues from tenants with respect to operating expense recoveries on our financial position or results of operations.

Leases - In February 2016, the FASB issued Accounting Standards Update No. 2016-02 - Leases (Topic 842). We are required to apply the new standard in the first quarter of 2019. The Company’s leases consist of both lease components that will be accounted for under this standard and non-lease components such as operating expense recovery income that will be accounted for under ASU 2014-09, Revenue from Contracts with Customers. The standard does not fundamentally change the lessor accounting model, and we do not believe that the new standard will have a material impact on our financial position or results of operations.

Financial Instruments - In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. Under this guidance, a company will be required to use a new forward-looking “expected loss” model for trade and other receivables that generally will result in the earlier recognition of allowances for losses. We are required to apply the new standard in the first quarter of 2020 and do not believe that the new standard will have a material effect on our financial position or results of operations.

Statement of Cash Flows - In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. The standard provides guidance on eight specific cash flow classification issues including debt prepayment or debt extinguishment costs, contingent consideration payments made after a business combination, and separately identifiable cash flows and application of the predominance principle. We are required to apply the new standard in the first quarter of 2018 and do not believe that the new standard will have a material effect on our financial position or results of operations.

Statement of Cash Flows - Restricted Cash - In November 2016, the FASB issued Accounting Standards Update No. 2016-18 (Topic 230), Restricted Cash. The standard requires restricted cash to be included with cash and cash equivalents when reconciling the beginning and ending amounts in the statement of cash flows. We are required to apply the new standard in the first quarter of 2018 and do not believe that the new standard will have a material effect on our financial position or results of operations.

Business Combinations - In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The standard narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition of assets or a business. The guidance is effective for public entities for fiscal years beginning after December 15, 2017 and interim periods within those years. However, we will early-adopt the standard effective January 1, 2017. As a result of this new guidance, acquisitions may now result in an asset purchase rather than a business combination. We do not believe that the new standard will have a material effect on our financial position or results of operations.

Recently Adopted Accounting Pronouncements

Going Concern - In August 2014, the FASB issued Accounting Standards Update No. 2014-15 - Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Under this guidance, management is required to perform a going concern evaluation similar to the auditor’s evaluation required by standards issued by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants. This evaluation is required for both annual and interim reporting periods. We adopted the new standard in the fourth quarter of 2016, and there was no material effect on our financial position or results of operations.

Consolidation - In February 2015, the FASB issued Accounting Standards Update No. 2015-02 - Consolidation: Amendments to the Consolidation Analysis, which amends the criteria for determining variable interest entities (“VIEs”), amends the criteria for determining if a service provider possesses a variable interest in a VIE, and eliminates the presumption that a general partner should consolidate a limited partnership. We adopted this standard as of January 1, 2016, and there was no material effect on our financial position or results of operations.

Stock Compensation - In March 2016, the FASB issued Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new guidance affects two areas of our accounting. First, the guidance increases the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer is now allowed to withhold shares up to the amount of tax potentially owed using the maximum statutory tax rate in each jurisdiction. Second, companies now have the ability to make a policy election to account for forfeitures as they occur versus recording a forfeiture estimate. We early-adopted this standard as of January 1, 2016 and elected to account for forfeitures as they occur versus recording a forfeiture estimate. Per the guidance, we used a modified retrospective transition method of adoption, with a cumulative effect adjustment to accumulated deficit on our consolidated balance sheet as of December 31, 2015 totaling less than $0.1 million (see below).

Change in Accounting Principle

Stock Compensation - As required by Accounting Standards Update No. 2016-09 issued in March 2016, described above, we made a cumulative-effect adjustment to accumulated deficit to eliminate the forfeiture estimate recorded as of December 31, 2015, with a corresponding adjustment to additional paid in capital. The following table presents the prior period amounts that have been impacted by the new guidance and retrospectively adjusted on the consolidated balance sheet as of December 31, 2015 for DFT (dollars in thousands):

	As of December 31, 2015
	As Previously Reported	Impact of Change in Accounting Principle	As Adjusted and Currently Reported
Additional paid in capital	$684,968	$74	$685,042
Accumulated deficit	(79,871)	(74)	(79,945)

Because the consolidated balance sheet for the Operating Partnership includes capital accounts for the general partner and the limited partners, which each include a combination of partner capital and retained earnings (accumulated deficit), there was no adjustment required for the consolidated balance sheet for the Operating Partnership as of December 31, 2015.

3. Real Estate Assets

The following is a summary of our properties as of December 31, 2016 (dollars in thousands):

Property	Location	Land	Buildings and Improvements	Construction in Progress and Land Held for Development	Total Cost (2)
ACC2	Ashburn, VA	$2,500	$156,480		$158,980
ACC3	Ashburn, VA	1,071	96,080		97,151
ACC4	Ashburn, VA	6,600	538,869		545,469
ACC5	Ashburn, VA	6,443	299,016		305,459
ACC6	Ashburn, VA	5,518	216,829		222,347
ACC7	Ashburn, VA	9,753	332,970		342,723
CH1	Elk Grove Village, IL	23,611	359,171		382,782
CH2	Elk Grove Village, IL	14,392	256,539		270,931
SC1 Phases I-II	Santa Clara, CA	20,202	433,099		453,301
VA3	Reston, VA	9,000	179,694		188,694
VA4	Bristow, VA	6,800	149,614		156,414

		105,890	3,018,361	—	3,124,251
Construction in progress and land held for development (1)				330,983	330,983

		$105,890	$3,018,361	$330,983	$3,455,234

(1)	Properties located in Ashburn, VA (ACC8, ACC9, ACC10, and ACC11), Elk Grove Village, IL (CH3), Santa Clara, CA (SC1 Phase III, formerly referred to as SC2), Hillsboro, OR (OR1 and OR2) and Vaughan, ON (TOR1).
(2)	As of December 31, 2016, the total cost of long-lived assets located in the United States totaled $3,408.9 million, and the total costs of long-lived assets located in Canada totaled $46.3 million (TOR1 in Vaughan, ON).

In February 2016, we acquired two parcels of undeveloped land in Ashburn, Virginia from entities controlled by our Chairman of the Board. One parcel is a 35.4 acre site that we purchased for $15.6 million, which we are using for the development of our ACC9 and ACC10 data center facilities. The other parcel is an 8.6 acre site that we purchased for $4.6 million. This parcel is being held for the future development of either a powered base shell or build-to-suit data center to be known as ACC11.

In June 2016, we completed the sale of our NJ1 data center for a gross purchase price of $125.0 million, and recorded a gain on sale of $22.8 million. We had previously recorded an impairment charge of $122.5 million during the fourth quarter of 2015.

In July 2016, we completed the acquisition of a 46.7 acre parcel of land in Hillsboro, Oregon for a purchase price of $11.2 million. This acquisition was treated as an asset purchase under GAAP. We are holding this parcel of land for future development in connection with our expansion plans.

In September 2016, we completed the acquisition of a shell building and associated land in Vaughan, Ontario for a purchase price of $54.3 million CAD ($41.6 million USD). This acquisition was treated as an asset purchase under GAAP. We are currently developing Phase I of TOR1 in this shell.

The following presents the major components of our properties and the useful lives over which they are depreciated:

Component	Component Life (years)
Land	N/A
Building improvements	40
Electrical infrastructure—power distribution units	20
Electrical infrastructure—uninterrupted power supply	25
Electrical infrastructure—switchgear/transformers	30
Fire protection	40
Security systems	20
Mechanical infrastructure—heating, ventilating and air conditioning	20
Mechanical infrastructure—chiller pumps/building automation	25
Mechanical infrastructure—chilled water storage and pipes	30

4. Intangible Assets and Liabilities

Leasing costs are classified as deferred costs and are amortized as amortization expense on a straight-line basis over the remaining life of the underlying leases. As of December 31, 2016, these assets have a weighted average remaining life of 6.9 years with estimated future amortization as follows (in thousands):

Year Ending December 31,
2017	$4,200
2018	3,854
2019	2,778
2020	2,235
2021	1,752
2022 and thereafter	4,981

$19,800

Lease intangible assets and liabilities are classified as lease contracts above and below market value, respectively, and amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining term of the underlying leases. As of December 31, 2016, our net lease intangible assets have a weighted average remaining life of 6.9 years for above market leases and 3.5 years for below market leases with estimated net future amortization (as an increase (decrease) to rental income) as follows (in thousands):

Year Ending December 31,
2017	$467
2018	35
2019	(480)
2020	(644)
2021	(570)
2022 and thereafter	(1,116)

$(2,308)

Tenant origination costs are included in buildings and improvements in our accompanying consolidated balance sheets and are amortized as depreciation expense on a straight-line basis over the average remaining life of the underlying leases. As of December 31, 2016, these assets have a weighted average remaining life of 1.6 years with estimated future amortization as follows (in thousands):

Year Ending December 31,
2017	$1,243
2018	746

$1,989

5. Leases

For the years ended December 31, 2016, 2015 and 2014, the following customers comprised more than 10.0% of our consolidated revenues:

	Microsoft	Facebook	Fortune 25 Investment Grade-Rated Company
Year ended December 31, 2016	29.7%	17.6%	10.3%
Year ended December 31, 2015	25.2%	16.9%	6.5%
Year ended December 31, 2014	21.6%	17.4%	4.7%

As of December 31, 2016, these three customers accounted for $(2.0) million, $38.5 million and $11.7 million of deferred rent and $13.5 million, $8.4 million and $5.2 million of prepaid rents, respectively. As of December 31, 2015, these three customers accounted for $(5.2) million, $42.5 million, and $8.5 million of deferred rent and $9.8 million, $6.8 million, and $3.2 million of prepaid rents, respectively. We do not hold security deposits from these customers. The majority of our customers operate within the technology industry and, as such, their viability is subject to market fluctuations in that industry.

As of December 31, 2016, future minimum lease payments to be received under noncancellable operating leases are as follows for the years ending December 31 (in thousands):

2017	$365,642
2018	358,439
2019	292,355
2020	239,842
2021	219,023
2022 and thereafter	751,080

$2,226,381

6. Debt

Debt Summary as of December 31, 2016 and December 31, 2015

($ in thousands)

	December 31, 2016				December 31, 2015
	Amounts (1)	% of Total	Rates	Maturities (years)	Amounts (1)
Secured	$111,250	9%	2.3%	1.2	$115,000
Unsecured	1,150,926	91%	4.9%	5.1	1,100,000

Total	$1,262,176	100%	4.7%	4.8	$1,215,000

Fixed Rate Debt:
Unsecured Notes due 2021	$600,000	47%	5.9%	4.7	$600,000
Unsecured Notes due 2023 (2)	250,000	20%	5.6%	6.5	250,000

Fixed Rate Debt	$850,000	67%	5.8%	5.2	$850,000

Floating Rate Debt:
Unsecured Credit Facility	50,926	4%	2.4%	3.6	—
Unsecured Term Loan	250,000	20%	2.3%	5.1	250,000
ACC3 Term Loan	111,250	9%	2.3%	1.2	115,000

Floating Rate Debt	412,176	33%	2.3%	3.8	365,000

Total	$1,262,176	100%	4.7%	4.8	$1,215,000

(1)	Principal amounts exclude deferred financing costs.
(2)	Principal amount shown excludes original issue discount of $1.7 million.

Outstanding Indebtedness

Unsecured Credit Facility and Unsecured Term Loan

On July 25, 2016, we entered into an amended and restated credit agreement with a syndicate of banks (the “Amended and Restated Credit Agreement”) that includes the following:

•	an unsecured revolving credit facility with a total commitment of $750 million (the “Unsecured Credit Facility”); and

•	an unsecured term loan facility, which has a total commitment and amount outstanding of $250 million (the “Unsecured Term Loan”).

In November 2016, we added a Canadian dollar sublimit of up to $185 million (approximately CAD $250 million) to the Unsecured Credit Facility, which allows us to borrow in Canadian dollars to fund our TOR1 data center development in Vaughan, Ontario. In addition, the Canadian borrowings allow us to hedge our foreign currency investment risk by having these liabilities translate at the same exchange rates as our Canadian assets at the end of each period. In 2016, we designated all of the Canadian borrowings on our Unsecured Credit Facility, which totaled CAD $62.0 million as of December 31, 2016, as a net investment hedge of our Canadian assets. For the effective portion of these net investment hedges, the currency translation effects of these borrowings are reflected in accumulated other comprehensive loss within shareholders’ equity on our consolidated balance sheets, where they offset the currency translation effects of our investment in our Canadian assets. There was no ineffectiveness for our net investment hedges during 2016.

At our option, we may increase the total commitment under the Unsecured Credit Facility and the Unsecured Term Loan to $1.25 billion, if one or more lenders commit to being a lender for the additional amount and certain other customary conditions are met.

Prior to July 25, 2016, the Unsecured Credit Facility and the Unsecured Term Loan were outstanding under separate credit agreements.

The obligations under the Amended and Restated Credit Agreement are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by DFT and all of the Operating Partnership’s subsidiaries that currently guaranty the obligations under the Unsecured Notes due 2021, listed below. Prior to July 25, 2016, the separate credit agreements that governed the Unsecured Credit Facility and the Unsecured Term Loan provided for substantially the same guarantees as the Amended and Restated Credit Agreement. We may prepay the Unsecured Credit Facility and the Unsecured Term Loan at any time, in whole or in part, without penalty or premium.

The Amended and Restated Credit Agreement requires that DFT, the Operating Partnership and their subsidiaries comply with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or asset sales, and certain limits on dividend payments, distributions and purchases of DFT’s stock. In addition, the facility imposes financial maintenance covenants relating to, among other things, the following matters:

•	unsecured debt not exceeding 60% of the value of unencumbered assets, subject to an increase up to 65% following a material acquisition;

•	net operating income generated from unencumbered properties divided by the amount of unsecured debt (net of unrestricted cash and cash equivalents) being not less than 12.5%, subject to a decrease to not less than 10.0% following a material acquisition;

•	total indebtedness not exceeding 60% of gross asset value, subject to an increase up to 65% following a material acquisition;

•	fixed charge coverage ratio being not less than 1.70 to 1.00;

•	tangible net worth being not less than $2.3 billion plus 75% of the sum of (i) net equity offering proceeds after July 25, 2016 (but excluding such net offering proceeds that are used within ninety (90) days following the consummation of the applicable equity offering for permitted equity redemptions) and (ii) the value of equity interests issued in connection with a contribution of assets to the borrower or its subsidiaries; and

•	until an investment grade unsecured debt credit rating has been achieved, unhedged variable rate debt not exceeding 30% of gross asset value.

The Amended and Restated Credit Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Operating Partnership under the facility to be immediately due and payable.

We were in compliance with all covenants under the Unsecured Credit Facility and the Unsecured Term Loan as of December 31, 2016.

The Unsecured Credit Facility matures on July 25, 2020.

We may elect to have borrowings under the Unsecured Credit Facility bear interest at either the London Interbank Offered Rate (“LIBOR”) or a base rate, which is based on the lender’s prime rate, in each case plus an applicable margin. Prior to our receiving an investment grade credit rating, the applicable margin added to LIBOR and the base rate is based on the table below.

		Applicable Margin
Pricing Level	Ratio of Total Indebtedness to Gross Asset Value	LIBOR Rate Loans	Base Rate Loans
Level 1	Less than or equal to 35%	1.55%	0.55%
Level 2	Greater than 35% but less than or equal to 40%	1.65%	0.65%
Level 3	Greater than 40% but less than or equal to 45%	1.80%	0.80%
Level 4	Greater than 45% but less than or equal to 52.5%	1.95%	0.95%
Level 5	Greater than 52.5%	2.15%	1.15%

The applicable margin is currently set at pricing Level 1. The terms of the Unsecured Credit Facility provide for the adjustment of the applicable margin from time to time according to the ratio of the Operating Partnership’s total indebtedness to gross asset value in effect from time to time.

In the event we receive an investment grade credit rating, borrowings under the Unsecured Credit Facility will bear interest based on the table below.

		Applicable Margin
Credit Rating Level	Credit Rating	LIBOR Rate Loans	Base Rate Loans
Level 1	Greater than or equal to A- by S&P or A3 by Moody’s	0.85%	0.00%
Level 2	Greater than or equal to BBB+ by S&P or Baa1 by Moody’s	0.90%	0.00%
Level 3	Greater than or equal to BBB by S&P or Baa2 by Moody’s	1.00%	0.00%
Level 4	Greater than or equal to BBB- by S&P or Baa3 by Moody’s	1.20%	0.20%
Level 5	Less than BBB- by S&P or Baa3 by Moody’s	1.55%	0.55%

Following the receipt of such investment grade rating, the terms of the Unsecured Credit Facility provide for the adjustment of the applicable margin from time to time according to the rating then in effect.

The amount available for borrowings under the Unsecured Credit Facility is determined according to a calculation comparing the value of certain unencumbered properties designated by the Operating Partnership at such time relative to the amount of the Operating Partnership’s unsecured debt. Up to $35 million of the borrowings under the Unsecured Credit Facility may be used for letters of credit.

As of December 31, 2016, we had no letters of credit outstanding. As of December 31, 2016, we had USD $10.0 million and CAD $55.0 million outstanding on the Unsecured Credit Facility for a total of USD $50.9 million outstanding. As of February 23, 2017, we had USD $60.0 million and CAD $62.0 million outstanding on the Unsecured Credit Facility for a total of approximately USD $107.1 million outstanding.

The Unsecured Term Loan matures on January 21, 2022.

Under the terms of the Unsecured Term Loan, we may elect to have borrowings under the loan bear interest at either LIBOR or a base rate, which is based on the lender’s prime rate, in each case plus an applicable margin. Prior to our receiving an investment grade credit rating, the applicable margin added to LIBOR and the base rate is based on the table below.

		Applicable Margin
Pricing Level	Ratio of Total Indebtedness to Gross Asset Value	LIBOR Rate Loans	Base Rate Loans
Level 1	Less than or equal to 35%	1.50%	0.50%
Level 2	Greater than 35% but less than or equal to 40%	1.60%	0.60%
Level 3	Greater than 40% but less than or equal to 45%	1.75%	0.75%
Level 4	Greater than 45% but less than or equal to 52.5%	1.90%	0.90%
Level 5	Greater than 52.5%	2.10%	1.10%

The applicable margin is currently set at pricing Level 1. The terms of the Unsecured Term Loan also provide that, in the event we receive an investment grade credit rating, borrowings under the loan will bear interest based on the table below.

		Applicable Margin
Credit Rating Level	Credit Rating	LIBOR Rate Loans	Base Rate Loans
Level 1	Greater than or equal to A- by S&P or A3 by Moody’s	0.825%	0.00%
Level 2	Greater than or equal to BBB+ by S&P or Baa1 by Moody’s	0.875%	0.00%
Level 3	Greater than or equal to BBB by S&P or Baa2 by Moody’s	1.00%	0.00%
Level 4	Greater than or equal to BBB- by S&P or Baa3 by Moody’s	1.25%	0.25%
Level 5	Less than BBB- by S&P or Baa3 by Moody’s	1.65%	0.65%

Following the receipt of such investment grade rating, the terms of the loan provide for the adjustment of the applicable margin from time to time according to the rating then in effect.

ACC3 Term Loan

We have a $111.3 million term loan facility that is secured by our ACC3 data center facility and an assignment of the lease agreement between us and the customer of ACC3 (the “ACC3 Term Loan”). The borrower, one of our subsidiaries, may elect to have borrowings under the ACC3 Term Loan bear interest at (i) LIBOR plus 1.55% or (ii) a base rate, which is based on the lender’s prime rate, plus 0.55%. The interest rate is currently at LIBOR plus 1.55%. The ACC3 Term Loan matures on March 27, 2018, and we may prepay the ACC3 Term Loan at any time, in whole or in part, without penalty or premium. The Operating Partnership has guaranteed the outstanding principal amount of the ACC3 Term Loan, plus interest and certain costs under the loan.

The ACC3 Term Loan imposes financial maintenance covenants relating to, among other things, the following matters:

•	consolidated total indebtedness of the Operating Partnership not exceeding 60% of gross asset value of the Operating Partnership;

•	fixed charge coverage ratio of the Operating Partnership being not less than 1.70 to 1.00;

•	tangible net worth of the Operating Partnership being not less than $1.3 billion plus 80% of the sum of (i) net equity offering proceeds and (ii) the value of equity interests issued in connection with a contribution of assets to the Operating Partnership or its subsidiaries; and

•	debt service coverage ratio of the borrower not less than 1.50 to 1.00.

We were in compliance with all of the covenants under the ACC3 Term Loan as of December 31, 2016.

Unsecured Notes due 2021

On September 24, 2013, the Operating Partnership completed the sale of $600 million of 5.875% senior unsecured notes due 2021, which we refer to as the Unsecured Notes due 2021. The Unsecured Notes due 2021 were issued at face value and mature on September 15, 2021. We pay interest on the Unsecured Notes due 2021 semi-annually, in arrears, on March 15th and September 15th of each year.

The Unsecured Notes due 2021 are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by DFT and certain of the Operating Partnership’s subsidiaries, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1 and SC1 data centers (collectively, the “Subsidiary Guarantors”), but excluding the subsidiaries that own the ACC3, ACC7, ACC9, ACC10, CH2, CH3 and TOR1 data centers, the ACC8, ACC11, OR1 and OR2 parcels of land, our taxable REIT subsidiary, DF Technical Services LLC and our property management subsidiary, DF Property Management LLC.

The Unsecured Notes due 2021 rank (i) equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of its existing and future subordinated indebtedness, (iii) effectively subordinate to any of the Operating Partnership’s existing and future secured indebtedness and (iv) effectively junior to any liabilities of any subsidiaries of the Operating Partnership that do not guarantee the Unsecured Notes due 2021. The guarantees of the Unsecured Notes due 2021 by DFT and the Subsidiary Guarantors rank (i) equally in right of payment with such guarantor’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of such guarantor’s existing and future subordinated indebtedness and (iii) effectively subordinate to any of such guarantor’s existing and future secured indebtedness

The Unsecured Notes due 2021 may be redeemed at the Operating Partnership’s option, in whole or in part, at any time, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing September 15 of the years indicated below, in each case together with accrued and unpaid interest to the date of redemption:

Year	Redemption Price
2016	104.406%
2017	102.938%
2018	101.469%
2019 and thereafter	100.000%

If there is a change of control (as defined in the indenture governing the Unsecured Notes due 2021) of the Operating Partnership or DFT, we must offer to purchase the Unsecured Notes due 2021 at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances we may be required to use the net proceeds of asset sales to purchase a portion of the Unsecured Notes due 2021 at 100% of the principal amount thereof, plus accrued and unpaid interest.

The Unsecured Notes due 2021 have certain covenants limiting the ability of or prohibiting the Operating Partnership and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions, purchases of DFT’s common stock and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries, (vi) engaging in sales of assets or (vii) engaging in certain mergers, consolidations or transfers/sales of all or substantially all assets. However, DFT may pay the minimum dividend necessary to meet its REIT income distribution requirements.

The Unsecured Notes due 2021 also require the Operating Partnership and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. The Unsecured Notes due 2021 also have customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of ours or certain of our subsidiaries. Upon an event of default, the holders of the Unsecured Notes due 2021 or the trustee may declare the Unsecured Notes due 2021 due and immediately payable. We were in compliance with all covenants under the Unsecured Notes due 2021 as of December 31, 2016.

Unsecured Notes due 2023

On June 9, 2015, the Operating Partnership completed the sale of $250 million of 5.625% senior unsecured notes due 2023, which we refer to as the Unsecured Notes due 2023. The Unsecured Notes due 2023 were issued at 99.205% of par and mature on June 15, 2023. We pay interest on the Unsecured Notes due 2023 semi-annually, in arrears, on June 15th and December 15th of each year.

The Unsecured Notes due 2023 are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by DFT and the same Subsidiary Guarantors as those that guarantee the Unsecured Notes due 2021.

The ranking of the Unsecured Notes due 2023 and the guarantees of these notes are the same as the ranking of the Unsecured Notes due 2021 and the guarantees of those notes.

At any time prior to June 15, 2018, the Operating Partnership may redeem the Unsecured Notes due 2023, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount of the Unsecured Notes due 2023 to be redeemed, plus (ii) a make-whole premium and accrued and unpaid interest. The Unsecured Notes due 2023 may be redeemed at the Operating Partnership’s option, in whole or in part, at any time, on and after June 15, 2018 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing June 15 of the years indicated below, in each case together with accrued and unpaid interest to the date of redemption:

Year	Redemption Price
2018	104.219%
2019	102.813%
2020	101.406%
2021 and thereafter	100.000%

If there is a change of control (as defined in the indenture governing the Unsecured Notes due 2023) of the Operating Partnership or DFT, we must offer to purchase the Unsecured Notes due 2023 at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances we may be required to use the net proceeds of asset sales to purchase a portion of the Unsecured Notes due 2023 at 100% of the principal amount thereof, plus accrued and unpaid interest.

The Unsecured Notes due 2023 have certain covenants limiting or prohibiting the ability of the Operating Partnership and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions, purchases of DFT’s common stock and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries, (vi) engaging in sales of assets or (vii) engaging in certain mergers, consolidations or transfers/sales of all or substantially all assets. However, DFT may pay the minimum dividend necessary to meet its REIT income distribution requirements.

The Unsecured Notes due 2023 also require the Operating Partnership and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. The Unsecured Notes due 2023 also have customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of ours or certain of our subsidiaries. Upon an event of default, the holders of the Unsecured Notes due 2023 or the trustee may declare the Unsecured Notes due 2023 due and immediately payable. We were in compliance with all covenants under the Unsecured Notes due 2023 as of December 31, 2016.

A summary of our debt repayment schedule as of December 31, 2016 is as follows:

Debt Maturity as of December 31, 2016

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total (1)	% of Total	Rates
2017	—		8,750	(4)	8,750	0.7%	2.3%
2018	—		102,500	(4)	102,500	8.1%	2.3%
2019	—		—		—	—%	—%
2020	—		50,926	(5)	50,926	4.1%	2.4%
2021	600,000	(2)	—		600,000	47.5%	5.9%
2022	—		250,000	(6)	250,000	19.8%	2.3%
2023	250,000	(3)	—		250,000	19.8%	5.6%

Total	$850,000		$412,176		$1,262,176	100%	4.7%

(1)	Principal amounts exclude deferred financing costs.
(2)	The 5.875% Unsecured Notes due 2021 mature on September 15, 2021.
(3)	The 5.625% Unsecured Notes due 2023 mature on June 15, 2023. Principal amount excludes original issue discount of $1.7 million as of December 31, 2016.
(4)	The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million began on April 1, 2016, increase to $2.5 million on April 1, 2017 and continue through maturity.
(5)	The Unsecured Credit Facility matures on July 25, 2020 with a one-year extension option.
(6)	The Unsecured Term Loan matures on January 21, 2022 with no extension option.

7. Related Party Transactions

We leased space for our headquarters building from an affiliate of our Chairman of the Board and our former CEO. In addition, our Executive Vice President, Chief Development Officer, is a non-managing member of this entity, and her sole interest is an approximately 1% non-managing membership interest. Rent expense was $0.3 million, $0.4 million and $0.4 million for each of the years ended December 31, 2016, 2015 and 2014. This lease ended on September 30, 2016 and we have entered into a new office lease with an unrelated party.

In February 2016, we acquired two parcels of undeveloped land in Ashburn, Virginia, from entities controlled by our Chairman of the Board. One parcel is a 35.4 acre site that we purchased for $15.6 million, which we are using for the development of our ACC9 and ACC10 data center facilities. The managers of the entity that sold us this site are a limited liability company owned solely by our Chairman of the Board, which also owns approximately 7% of the seller, and a limited liability company owned solely by our former CEO which also owns approximately 1% of the seller. In connection with the purchase of this parcel, the parties agreed that the party who began improvement work first on any portion of the property that is adjacent to the road would be responsible for certain improvements to the road required by the county and that the cost of these improvements would be shared between the parties. We were the first to begin improvements to the land adjacent to the road, and we have begun to make the necessary improvements to the road as required. As of December 31, 2016, $0.3 million was due to us from the seller for its share of these improvement costs.

The other parcel is an 8.6 acre site that we purchased for $4.6 million. This parcel is being held for the future development of either a powered base shell or build-to-suit data center to be known as ACC11. Our Chairman of the Board and our former CEO are the managers of the limited liability company that manages the entity that sold us this site. Our Chairman of the Board directly and indirectly owns approximately 23% of the seller, and our former CEO directly and indirectly owns approximately 18% of the seller. In addition, Frederic V. Malek, one of our independent directors, is a non-managing member of the entity that owned this site. Mr. Malek’s sole interest in this entity is the ownership of an approximately 4% non-managing membership interest; he is neither an employee nor an executive officer of this entity. The purchase price for each site was based on an appraisal prepared for the Audit Committee of our Board of Directors by an independent appraisal firm.

8. Commitments and Contingencies

We are involved from time to time in various legal proceedings, lawsuits, examinations by various tax authorities and claims that have arisen in the ordinary course of business. We currently believe that the resolution of such matters will not have a material adverse effect on our financial condition or results of operations.

Contracts related to the development of ACC7 Phase IV, ACC9 Phases I-II, SC1 Phase III, CH3 Phase I and ACC10 data centers were in place as of December 31, 2016. These contracts are cost-plus in nature whereby the contract sum is the aggregate of the contractor’s cost to perform the work and to purchase the equipment plus a contractor fee. Control estimates, which are adjusted from time to time to reflect any contract changes, are estimates of the total contract cost at completion. As of December 31, 2016, the control estimates were as follows for our projects under development:

•	ACC7 Phase IV: $33.3 million of which $31.7 million had been incurred, and an additional $0.1 million has been committed under this contract.

•	ACC9 Phase I: $168.4 million of which $126.9 million has been incurred, and an additional $23.5 million has been committed under this contract.

•	ACC9 Phase II: $63.9 million of which $5.2 million has been incurred, and an additional $31.0 million has been committed under this contract.

•	SC1 Phase III: $149.0 million of which $78.6 million has been incurred, and an additional $17.1 million has been committed under this contract.

•	CH3 Phase I: $190.7 million of which $6.0 million has been incurred, and an additional $35.4 million has been committed under this contract.

•	ACC10 shell: $52.1 million of which $0.1 million has been incurred, and an additional $2.3 million has been committed under this contract.

Concurrent with DFT’s October 2007 initial public offering, we entered into tax protection agreements with some of the contributors of the initial properties including our Chairman of the Board and our former CEO. Pursuant to the terms of these agreements, if we dispose of any interest in the initial contributed properties that generates more than a certain allowable amount of built-in gain for the contributors, as a group, in any single year through 2017, we will indemnify the contributors for a portion of the tax liabilities incurred with respect to the amount of built-in gain and tax liabilities incurred as a result of the reimbursement payment. The amount of initial built-in gain that can be recognized as of January 1, 2017 without triggering the tax protection provisions is approximately 100% of the initial built-in gain of $667 million (unaudited). This percentage has increased each year by 10%, accumulating to 100% in 2017. As of December 31, 2016, none of the tax protection provisions have been triggered and no liability has been recorded on our consolidated balance sheet. If, as of January 1, 2017, the tax protection provisions were triggered, we would not be liable for protection on the taxes related to the built-in gain. Additionally, pursuant to the terms of these agreements, we must provide an opportunity for certain of the contributors of the initial properties to guarantee a secured loan and, if we fail to do so, we could be liable for protection on the taxes related to approximately $57 million (unaudited) of remaining minimum liability. The amount of our liability for protection on taxes could be based on the highest federal, state and local capital gains tax rates of the applicable contributor. Any sale by the Company that requires payments to any of DFT’s executive officers or directors pursuant to these agreements requires the approval of at least 75% of the disinterested members of DFT’s Board of Directors.

9. Redeemable noncontrolling interests – operating partnership / Redeemable partnership units

Redeemable noncontrolling interests – operating partnership, as presented in DFT’s accompanying consolidated balance sheets, represent the OP units held by individuals and entities other than DFT. These interests are also presented in the Operating Partnership’s consolidated balance sheets, referred to as “redeemable partnership units.” Accordingly, the following discussion related to redeemable noncontrolling interests – operating partnership of DFT refers equally to redeemable partnership units of the Operating Partnership.

The redemption value of redeemable noncontrolling interests – operating partnership as of December 31, 2016 and December 31, 2015 was $591.1 million and $479.2 million, respectively, based on the closing share price of DFT’s common stock of $43.93 and $31.79, respectively, on those dates.

Holders of OP units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of DFT’s common stock, if and when DFT’s Board of Directors declares such a dividend. Holders of OP units have the right to tender their units for redemption, in an amount equal to the fair market value of DFT’s common stock. DFT may elect to redeem tendered OP units for cash or for shares of DFT’s common stock. During the years ended December 31, 2016, 2015 and 2014 OP unitholders redeemed a total of 1,618,048, 363,674, and 234,300 OP units, respectively, in exchange for an equal number of shares of common stock. See Note 2.

10. Preferred Stock

Series A Preferred Stock

In October 2010, DFT issued 7,400,000 shares of 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”), for $185.0 million in an underwritten public offering. The liquidation preference on the Series A Preferred Stock is $25 per share and dividends are scheduled quarterly. For each share of Series A Preferred Stock issued by DFT, the Operating Partnership issued a preferred unit equivalent to DFT with the same terms.

On May 27, 2016, DFT redeemed 3,400,000 shares of its Series A Preferred Stock at a redemption price of $25 per share, plus accrued and unpaid dividends through the date of redemption. On June 9, 2016, DFT redeemed the remaining 4,000,000 shares of its Series A Preferred Stock at a redemption price of $25 per share, plus accrued and unpaid dividends through the date of redemption. Accordingly, for the year ended December 31, 2016, DFT wrote-off the original issuance costs related to the shares of Series A Preferred Stock totaling $6.4 million.

For the year ended December 31, 2016, DFT declared and paid a cash dividend on its Series A Preferred Stock, of which the OP paid an equivalent distribution on its preferred units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
4/1/2016	4/15/2016	$0.4921875	$0.4921875	$0.00

		$0.4921875	$0.4921875	$0.00

For the year ended December 31, 2015, DFT declared and paid the following cash dividends on its Series A Preferred Stock, of which the OP paid an equivalent distribution on its preferred units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
4/2/2015	4/15/2015	$0.4921875	$0.4921875	$0.00
7/2/2015	7/15/2015	0.4921875	0.4921875	0.00
10/2/2015	10/15/2015	0.4921875	0.4921875	0.00
12/30/2015	1/15/2016	0.4921875	0.4921875	0.00

		$1.9687500	$1.9687500	$0.00

For the year ended December 31, 2014, DFT declared and paid the following cash dividends on its Series A Preferred Stock, of which the OP paid an equivalent distribution on its preferred units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
4/4/2014	4/15/2014	$0.4921875	$0.4921875	$0.00
7/3/2014	7/15/2014	0.4921875	0.4921875	0.00
10/3/2014	10/15/2014	0.4921875	0.4921875	0.00
12/30/2014	1/15/2015	0.4921875	0.4921875	0.00

		$1.9687500	$1.9687500	$0.00

Series B Preferred Stock

In March 2011 and January 2012, DFT issued an aggregate of 6,650,000 shares of 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”), for $166.3 million in underwritten public offerings. The liquidation preference on the Series B Preferred Stock is $25 per share and dividends are scheduled quarterly. For each share of Series B Preferred Stock issued by DFT, the Operating Partnership issued a preferred unit equivalent to DFT with the same terms.

On June 9, 2016, DFT redeemed 2,650,000 shares of its Series B Preferred Stock at a redemption price of $25 per share, plus accrued and unpaid dividends through the date of redemption. On July 15, 2016, DFT redeemed the remaining 4,000,000 shares of its Series B Preferred Stock at a redemption price of $25 per share, plus accrued and unpaid dividends through the date of redemption. Accordingly, for the year ended December 31, 2016, DFT wrote-off the original issuance costs related to the shares of Series B Preferred Stock totaling $6.1 million.

For the year ended December 31, 2016, DFT declared and paid the following cash dividends on its Series B Preferred Stock, of which the OP paid an equivalent distribution on its preferred units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
4/1/2016	4/15/2016	$0.4765625	$0.4765625	$0.00
7/1/2016	7/15/2016	0.4765625	0.4765625	0.00

		$0.9531250	$0.9531250	$0.00

For the year ended December 31, 2015, DFT declared and paid the following cash dividends on its Series B Preferred Stock, of which the OP paid an equivalent distribution on its preferred units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
4/2/2015	4/15/2015	$0.4765625	$0.4765625	$0.00
7/2/2015	7/15/2015	0.4765625	0.4765625	0.00
10/2/2015	10/15/2015	0.4765625	0.4765625	0.00
12/30/2015	1/15/2016	0.4765625	0.4765625	0.00

		$1.9062500	$1.9062500	$0.00

For the year ended December 31, 2014, DFT declared and paid the following cash dividends on its Series B Preferred Stock, of which the OP paid an equivalent distribution on its preferred units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
4/4/2014	4/15/2014	$0.4765625	$0.4765625	$0.00
7/3/2014	7/15/2014	0.4765625	0.4765625	0.00
10/3/2014	10/15/2014	0.4765625	0.4765625	0.00
12/30/2014	1/15/2015	0.4765625	0.4765625	0.00

		$1.9062500	$1.9062500	$0.00

Series C Preferred Stock

In May 2016, DFT issued 8,050,000 shares of 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”), for $201.3 million in an underwritten public offering that resulted in proceeds to the Company, net of underwriting discounts, commissions and other offering costs, of $194.3 million. The liquidation preference on the Series C Preferred Stock is $25 per share and dividends are scheduled quarterly. For each share of Series C Preferred Stock issued by DFT, the Operating Partnership issued a preferred unit equivalent to DFT with the same terms.

For the year ended December 31, 2016, DFT declared the following cash dividends on its Series C Preferred Stock, of which the OP will pay or has paid an equivalent distribution on its preferred units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
8/1/2016	8/15/2016	$0.4094618	$0.4094618	$0.00
11/1/2016	11/15/2016	0.4140625	0.4140625	0.00

		$0.8235243	$0.8235243	$0.00

Except in instances relating to preservation of our qualification as a REIT or in connection with our special optional redemption right discussed below, our Series C Preferred Stock is not redeemable prior to May 15, 2021. On and after May 15, 2021, we may, at our option, redeem our Series C Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Upon the occurrence of a change of control, we have a special optional redemption right that enables us to redeem the Series C Preferred Stock within 120 days after the first date on which a change of control has occurred resulting in neither DFT nor the surviving entity having a class of common shares listed on the NYSE, NYSE MKT, or NASDAQ. For this special redemption right, the redemption price is $25 per share in cash, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

Upon the occurrence of a change of control that results in neither DFT nor the surviving entity having a class of common shares listed on the NYSE, NYSE MKT, or NASDAQ, the holder will have the right (subject to our special optional redemption right to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock into a number of shares of DFT’s common stock equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25, plus (y) an amount equal to any accrued and unpaid dividends, whether or not declared to, but not including, the date of conversion (unless the date of conversion is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this quotient), by (ii) the price of DFT’s common stock, and (B) 1.1723 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration of equivalent value.

11. Stockholders’ Equity of DFT and Partners’ Capital of the OP

During the years ended December 31, 2016, 2015 and 2014:

•	DFT issued an aggregate of 227,430, 565,162 and 163,187 shares of common stock, respectively, in connection with our annual grant of restricted stock to employees, the vesting of certain performance unit awards, the hiring of new employees and grants and retainers for our Board of Directors. The OP issued an equivalent number of units to the REIT.

•	OP unitholders redeemed a total of 1,618,048, 363,674 and 234,300 OP units, respectively, in exchange for an equal number of shares of DFT’s common stock.

For the year ended December 31, 2016, DFT declared and paid the following cash dividends totaling $1.91 per share on its common stock, of which the OP paid equivalent distributions on OP units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
04/01/2016	04/15/2016	$0.47	$0.26	$0.21
07/01/2016	07/15/2016	0.47	0.26	0.21
10/07/2016	10/17/2016	0.47	0.26	0.21
12/30/2016	01/17/2017	0.50	—	—

		$1.91	$0.78	$0.63

All of the $0.50 dividend paid in January 2017 (unaudited), will be included in 2017 common dividends.

For the year ended December 31, 2015, DFT declared and paid the following cash dividends totaling $1.73 per share on its common stock, of which the OP paid equivalent distributions on OP units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
04/02/2015	04/15/2015	$0.42	$0.42	$—
07/02/2015	07/15/2015	0.42	0.42	—
10/02/2015	10/15/2015	0.42	0.42	—
12/30/2015	01/16/2016	0.47	0.33	—

		$1.73	$1.59	$—

Of the $0.47 dividend paid in January 2016, $0.14 (unaudited) was included in 2016 common dividends.

For the year ended December 31, 2014, DFT declared and paid the following cash dividends totaling $1.47 per share on its common stock, of which the OP paid equivalent distributions on OP units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
04/04/2014	04/15/2014	$0.35	$0.35	$—
07/03/2014	07/15/2014	0.35	0.35	—
10/03/2014	10/15/2014	0.35	0.35	—
12/30/2014	01/15/2015	0.42	0.39	—

		$1.47	$1.44	$—

Of the $0.42 dividend paid in January 2015, $0.03 (unaudited) was included in 2015 common dividends.

In December 2014, the Board of Directors approved a common stock repurchase program to acquire up to $120.0 million of DFT’s common shares in 2015. Under this program, which expired on December 31, 2015, DFT repurchased 1,002,610 shares of its common stock totaling $31.9 million. All repurchased shares were retired immediately, and the Operating Partnership retired an equivalent number of units. We did not have a repurchase program in 2016.

In March 2016, DFT completed a secondary underwritten public offering of 7,613,000 shares of common stock, at a public offering price of $37.75 per share. The total shares sold included 993,000 shares of common stock pursuant to the full exercise of the underwriters’ option to purchase additional shares of common stock. Net proceeds from the offering were approximately $275.5 million, after deducting the underwriting discount and other offering expenses, which DFT contributed to the Operating Partnership in exchange for OP units.

12. Equity Compensation Plan

In May 2011, our Board of Directors adopted the 2011 Equity Incentive Plan (the “2011 Plan”) following approval from our stockholders. The 2011 Plan is administered by the Compensation Committee of our Board of Directors. The 2011 Plan allows us to provide equity-based compensation to our personnel and directors in the form of stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance-based awards, unrestricted stock, long term incentive units (“LTIP units”) and other awards.

The 2011 Plan authorizes a maximum aggregate of 6,300,000 share equivalents be reserved for future issuances. In addition, under the 2011 Plan, shares of common stock that are subject to awards of options or stock appreciation rights will be counted against the 2011 Plan share limit as one share for every one share subject to the award. Any shares of stock that are subject to awards other than options or stock appreciation rights shall be counted against the 2011 Plan share limit as 2.36 shares for every one share subject to the award.

As of December 31, 2016, 3,913,287 share equivalents were issued under the 2011 Plan, and the maximum aggregate amount of share equivalents remaining available for future issuance was 2,386,713.

Restricted Stock

Restricted stock awards vest over specified periods of time as long as the employee remains employed with the Company. The following table sets forth the number of unvested shares of restricted stock and the weighted average fair value of these shares at the date of grant:

	Shares of Restricted Stock	Weighted Average Fair Value at Date of Grant
Unvested balance at December 31, 2013	303,964	$22.89
Granted	149,608	$25.63
Vested	(125,798)	$23.02
Forfeited	(3,785)	$23.98

Unvested balance at December 31, 2014	323,989	$24.10
Granted	171,475	$32.12
Vested	(138,585)	$23.87
Forfeited	(7,737)	$28.71

Unvested balance at December 31, 2015	349,142	$28.02
Granted	175,410	$33.96
Vested	(167,419)	$25.66
Forfeited	(47,958)	$30.41

Unvested balance at December 31, 2016	309,175	$32.30

During the years ended December 31, 2016, 2015 and 2014, we issued 175,410, 171,475 and 149,608 shares of restricted stock, respectively, which had aggregate values of $6.0 million, $5.5 million and $3.8 million, on the respective grant dates. These amounts will be amortized to expense over the respective vesting periods, which are typically three years. Also during the years ended December 31, 2016, 2015 and 2014, 167,419, 138,585 and 125,798 shares of restricted stock vested, respectively, at intrinsic values of $6.2 million, $4.3 million and $3.4 million on their respective vesting dates.

As of December 31, 2016, total unearned compensation on restricted stock was $6.4 million, and the weighted average vesting period was 1.1 years.

Stock Options

Stock option awards are granted with an exercise price equal to the closing market price of DFT’s common stock at the date of grant and vest over specified periods of time as long as the employee remains employed with the Company. All shares to be issued upon option exercises will be newly issued shares and the options have 10-year contractual terms. During the year ended December 31, 2016, no options were granted to employees. The last grant of stock options occurred in 2013, and all stock option grants have fully vested.

A summary of our stock option activity for the years ended December 31, 2016, 2015 and 2014 is presented in the tables below.

	Number of Options	Weighted Average Exercise Price
Under option, December 31, 2013	2,099,910	$17.13
Granted	—	$—
Exercised	(507,056)	$10.95
Forfeited	—	$—

Under option, December 31, 2014	1,592,854	$19.09
Granted	—	$—
Exercised	(362,642)	$21.87
Forfeited	—	$—

Under option, December 31, 2015	1,230,212	$18.28
Granted	—	$—
Exercised	(478,733)	$22.12
Forfeited	—	$—

Under option, December 31, 2016	751,479	$15.83

	Shares Subject to Option	Total Unearned Compensation		Weighted Average Vesting Period	Weighted Average Remaining Contractual Term
As of December 31, 2014	1,592,854		$0.7 million	0.5 years	6.2 years
As of December 31, 2015	1,230,212		$0.1 million	0.2 years	4.9 years
As of December 31, 2016	751,479	$	— million	0.0 years	3.6 years

The following table sets forth the number of unvested options as of December 31, 2016, 2015 and 2014 and the weighted average fair value of these options at the grant date.

	Number of Options	Weighted Average Fair Value at Date of Grant
Unvested balance at December 31, 2013	684,111	$5.73
Granted	—	$—
Vested	(381,787)	$6.28
Forfeited	—	$—

Unvested balance at December 31, 2014	302,324	$5.05
Granted	—	$—
Vested	(263,553)	$5.10
Forfeited	—	$—

Unvested balance at December 31, 2015	38,771	$4.75
Granted	—	$—
Vested	(38,771)	$4.75
Forfeited	—	$—

Unvested balance at December 31, 2016	—	$—

The following tables set forth the number of exercisable options as of December 31, 2016, 2015 and 2014 and the weighted average fair value and exercise price of these options at the grant date.

	Number of Options	Weighted Average Fair Value at Date of Grant
Options Exercisable at December 31, 2013	1,415,799	$4.81
Vested	381,787	$6.28
Exercised	(507,056)	$3.54

Options Exercisable at December 31, 2014	1,290,530	$5.74
Vested	263,553	$5.10
Exercised	(362,642)	$6.34

Options Exercisable at December 31, 2015	1,191,441	$5.41
Vested	38,771	$4.75
Exercised	(478,733)	$6.46

Options Exercisable at December 31, 2016	751,479	$4.71

	Exercisable Options	Intrinsic Value	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
As of December 31, 2014	1,290,530	$19.3 million	$18.27	5.8 years
As of December 31, 2015	1,191,441	$16.3 million	$18.14	4.9 years
As of December 31, 2016	751,479	$21.1 million	$15.83	3.6 years

The intrinsic value of stock options exercised during the years ended December 31, 2016, 2015 and 2014 was $5.2 million, $3.7 million and $7.7 million, respectively.

Performance Units

Performance unit awards are awarded to certain executive employees and have a three calendar-year performance period with no dividend rights. Performance units are settled in common shares following the performance period as long as the employee remains employed with us on the vesting date following the last day of the applicable performance period. Performance units are valued using a Monte Carlo simulation and are amortized over approximately a three year vesting period from the grant date to the vesting date. The number of common shares settled could range from 0% to 300%. For performance unit award grants prior to 2014, the vesting amount is dependent on DFT’s total stockholder return compared to the MSCI US REIT index over the three calendar-year performance period.

For performance unit grants awarded in 2014 and thereafter, one-half of the recipient’s performance unit award is dependent on DFT’s total stockholder return compared to the MSCI US REIT index over the three calendar-year performance period. The other half of the performance unit award is dependent on DFT’s total stockholder return compared to an index of five comparable publicly traded data center companies over the three calendar-year performance period. The following table summarizes the assumptions used to value, and the resulting fair and maximum values of, the performance units granted during the years ended December 31, 2016, 2015 and 2014.

	2016	2015	2014
Number of performance units granted	112,951	48,674	110,441
Expected volatility	24%	24%	30%
Expected annual dividend	6%	5%	5%
Risk-free rate	1.32%	1.06%	0.74%
Performance unit fair value at date of grant	$38.08	$38.34	$33.50
Total grant fair value at date of grant	$4.3 million	$1.9 million	$3.7 million
Maximum value of grant on vesting date based on closing price of DFT’s stock at the date of grant	$10.7 million	$4.7 million	$8.5 million

The following table sets forth the number of performance units outstanding and the fair value per unit at the date of grant as of December 31, 2016.

Grant Date	Grant Date Fair Value per Unit	Units Granted	Units Vested	Units Accelerated (1)	Units Forfeited	Units Outstanding	Payout	Total Shares Issued
2/23/2012 (2)	$28.26	61,033	(49,936)	—	(11,097)	—	—%	—
2/21/2013 (3)	$25.59	60,468	(10,995)	(38,479)	(10,994)	—	300%	148,422
2/21/2014 (4)	$33.50	110,441	—	(70,538)	(1,785)	38,118	(4)	207,365
3/16/2015	$38.34	48,674	—	(651)	(2,440)	45,583	100%	651
1/5/2016	$38.08	112,951	—	—	—	112,951

		393,567	(60,931)	(109,668)	(26,316)	196,652		356,438

(1)	Represents accelerated vesting of performance units due to departure of certain executives. In connection with the departure of our former CEO in February 2015, 320,676 common shares were issued pursuant to the accelerated vesting of certain of his unvested performance units. $1.9 million was expensed during the first quarter of 2015 related to the accelerated vesting of these performance units.
(2)	For the performance units granted in 2012, based on DFT’s total stockholder return compared to the MSCI US REIT index return for the period from January 1, 2012 to January 1, 2015, no common shares were issued upon vesting on March 1, 2015.
(3)	For the performance units granted in 2013, 115,437 common shares were issued due to the accelerated vesting of certain unvested performance units, which represented a 300% payout. Based on DFT’s total stockholder return compared to the MSCI US REIT index return for the period from January 1, 2013 to January 1, 2016, 32,985 common shares were issued upon the vesting of these performance units on March 1, 2016, which represented a 300% payout.

(4)	For the performance units granted in 2014, 205,240 common shares were issued, which represented a 300% payout, and 2,125 common shares were issued, which represented a 100% payout, due to the accelerated vesting of certain unvested performance units. Based on DFT’s total stockholder return compared to the MSCI US REIT index return for half of the grant and an index of five comparable publicly traded data center companies for the other half of the grant for the period from January 1, 2014 to January 1, 2017, 57,177 common shares will be issued upon their vesting on March 1, 2017, which represents an aggregate payout of 150%.

During the year ended December 31, 2016, no performance units were forfeited. During the year ended December 31, 2015, 4,225 performance units were forfeited with a weighted average fair value of $36.30 per unit. During the year ended December 31, 2014, no performance units were forfeited.

As of December 31, 2016, total unearned compensation on outstanding performance units was $3.7 million.

13. Earnings (Loss) Per Share of DFT

The following table sets forth the reconciliation of basic and diluted average shares outstanding used in the computation of earnings per share of common stock (in thousands except for share and per share amounts):

	Twelve months ended December 31,
	2016	2015	2014
Basic and Diluted Shares Outstanding
Weighted average common shares – basic	73,003,164	65,184,013	65,486,108
Effect of dilutive securities	835,872	—	600,271

Weighted average common shares – diluted	73,839,036	65,184,013	66,086,379

Calculation of Earnings per Share – Basic
Net income (loss) attributable to common shares	$123,965	$(25,338)	$78,662
Net income allocated to unvested restricted shares	(628)	(599)	(484)

Net income (loss) attributable to common shares, adjusted	123,337	(25,937)	78,178
Weighted average common shares – basic	73,003,164	65,184,013	65,486,108

Earnings (loss) per common share – basic	$1.69	$(0.40)	$1.19

Calculation of Earnings per Share – Diluted
Net income (loss) attributable to common shares, adjusted	$123,337	$(25,937)	$78,178
Weighted average common shares – diluted	73,839,036	65,184,013	66,086,379

Earnings (loss) per common share – diluted	$1.67	$(0.40)	$1.18

The following table sets forth the amount of stock options and performance units that have been excluded from the calculation of diluted earnings per share (in millions):

	Twelve months ended December 31,
	2016	2015	2014
Stock Options	—	0.6	—
Performance Units	0.1	0.1	0.1

All of the stock options were antidilutive for the twelve months ended December 31, 2015 because of the net loss incurred during the year. The performance units presented above for the twelve months ended December 31, 2016, 2015 and 2014 were antidilutive because the vesting conditions for these awards were not met in each of these years.

14. Earnings (Loss) Per Unit of the Operating Partnership

The following table sets forth the reconciliation of basic and diluted average units outstanding used in the computation of earnings per unit:

	Twelve months ended December 31,
	2016	2015	2014
Basic and Diluted Units Outstanding
Weighted average common units – basic (includes redeemable partnership units and units of general and limited partners)	87,284,564	80,599,199	81,053,127
Effect of dilutive securities	835,872	—	600,271

Weighted average common units – diluted	88,120,436	80,599,199	81,653,398

Calculation of Earnings per Unit – Basic
Net income (loss) attributable to common units	148,213	(31,331)	97,366
Net income allocated to unvested restricted units	(628)	(599)	(484)

Net income (loss) attributable to common units, adjusted	147,585	(31,930)	96,882
Weighted average common units – basic	87,284,564	80,599,199	81,053,127

Earnings (loss) per common unit – basic	$1.69	$(0.40)	$1.19

Calculation of Earnings per Unit – Diluted
Net income (loss) attributable to common units, adjusted	147,585	(31,930)	96,882
Weighted average common units – diluted	88,120,436	80,599,199	81,653,398

Earnings per common unit – diluted	$1.67	$(0.40)	$1.18

The following table sets forth the amount of stock options and performance units that have been excluded from the calculation of diluted earnings per unit (in millions):

	Twelve months ended December 31,
	2016	2015	2014
Stock Options	—	0.6	—
Performance Units	0.1	0.1	0.1

All of the stock options were antidilutive for the twelve months ended December 31, 2015 because of the net loss incurred during the year. The performance units presented above for the twelve months ended December 31, 2016, 2015 and 2014 were antidilutive because the vesting conditions for these awards were not met in each of these years.

15. Employee Benefit Plan

We have a tax qualified retirement plan (“401(k) Plan”) that provides employees with an opportunity to save for retirement on a tax advantaged basis. Employees participate in the 401(k) Plan on their first day of employment and are able to defer compensation up to the limits established by the Internal Revenue Service. We match 50% of the employees’ contributions up to a maximum match contribution of 4% of the employees’ eligible compensation. Our contributions vest immediately. For the years ended December 31, 2016, 2015 and 2014 we contributed $0.6 million, $0.5 million and $0.4 million, respectively, to the 401(k) Plan.

16. Fair Value

Assets and Liabilities Measured at Fair Value

We follow the authoritative guidance issued by the FASB relating to fair value measurements that defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The guidance applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the guidance does not require any new fair value measurements of reported balances. The guidance excludes the accounting for leases, as well as other authoritative guidance that address fair value measurements on lease classification and measurement. The authoritative guidance issued by the FASB emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The authoritative guidance issued by the FASB requires disclosure of the fair value of financial instruments. Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates, and relevant comparable market information associated with each financial instrument. The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Accordingly, the amounts are not necessarily indicative of the amounts we would realize in a current market exchange.

The following methods and assumptions were used in estimating the fair value amounts and disclosures for financial instruments as of December 31, 2016 and 2015:

•	Cash and cash equivalents: The carrying amount of cash and cash equivalents reported in the accompanying consolidated balance sheets approximates fair value because of the short maturity of these instruments (i.e., less than 90 days).

•	Rents and other receivables, accounts payable and accrued liabilities, and prepaid rents: The carrying amount of these assets and liabilities reported in the accompanying consolidated balance sheets approximates fair value because of the short-term nature of these amounts.

•	Debt: As of December 31, 2016, the combined balance of the Unsecured Notes due 2021, Unsecured Notes due 2023, Unsecured Term Loan, Unsecured Credit Facility and ACC3 Term Loan, excluding the effect of deferred financing costs, was $1,260.5 million with a fair value of $1,291.0 million. The Unsecured Notes due 2021 and the Unsecured Notes due 2023 were valued based on Level 2 data which consisted of a quoted price from Bloomberg. The Unsecured Term Loan, the US dollar-denominated borrowings under the Unsecured Credit facility and ACC3 Term Loan were valued based on Level 3 data which consisted of a one-month LIBOR swap rate coterminous with the maturity of each loan plus a spread consistent with current market conditions. The Canadian dollar-denominated borrowings under the Unsecured Credit facility were valued based on Level 3 data which consisted of a one-month Canadian Dollar Offered Rate swap rate coterminous with the maturity of the Unsecured Credit Facility plus a spread consistent with current market conditions.

As of December 31, 2015, the combined balance of the Unsecured Notes due 2021, Unsecured Notes due 2023, Unsecured Term Loan and ACC3 Term Loan, excluding the effect of deferred financing costs, was $1,213.1 million with a fair value of $1,237.2 million. The Unsecured Notes due 2021 and the Unsecured Notes due 2023 were valued based on Level 2 data which consisted of a quoted price from Bloomberg. The ACC3 Loan and the Unsecured Term Loan were valued based on Level 3 data which consisted of a one-month LIBOR swap rate coterminous with the maturity of each loan plus a spread consistent with current market conditions.

17. Quarterly Financial Information (unaudited)

The table below reflects the selected quarterly information for the years ended December 31, 2016 and 2015 (in thousands except share data):

	Three months ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Total revenue	$141,688	$134,326	$128,538	$124,149
Net income (1)	43,227	40,966	60,557	36,697
Net income attributable to common shares (1)	33,734	28,524	37,299	24,408
Net income attributable to common shares per common share-basic (1)	0.45	0.38	0.50	0.36
Net income attributable to common shares per common share-diluted (1) (2)	0.44	0.37	0.49	0.36

	Three months ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Total revenue	$115,923	$115,337	$113,826	$107,314
Net (loss) income (3)	(91,953)	30,393	31,141	26,333
Net (loss) income attributable to common shares (3)	(79,871)	19,062	19,668	15,803
Net (loss) income attributable to common shares per common share-basic (3)	(1.23)	0.29	0.30	0.24
Net (loss) income attributable to common shares per common share-diluted (3)	(1.23)	0.29	0.30	0.24

(1)	Net income for the quarter ended June 30, 2016 includes a gain on sale of real estate of $22.8 million.
(2)	Amounts do not equal full year results due to rounding.
(3)	Net loss for the quarter ended December 31, 2015 includes an impairment on investment in real estate of $122.5 million.

18. Supplemental Consolidating Financial Data for Subsidiary Guarantors of the Unsecured Notes

The Unsecured Notes due 2021 and the Unsecured Notes due 2023 are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by DFT and certain of the Operating Partnership’s subsidiaries, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1 and SC1 data centers (collectively, the “Subsidiary Guarantors”), but excluding the subsidiaries that own the ACC3, ACC7, ACC9, ACC10, CH2, CH3 and TOR1 data centers, the ACC8, ACC11, OR1 and OR2 parcels of land, our taxable REIT subsidiary, DF Technical Services LLC and our property management subsidiary, DF Property Management LLC. The following consolidating financial information sets forth the financial position as of December 31, 2016 and December 31, 2015 and the results of operations and cash flows for the years ended December 31, 2016, 2015 and 2014 of the Operating Partnership, Subsidiary Guarantors and the Subsidiary Non-Guarantors.

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

(in thousands except share data)

	December 31, 2016
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
ASSETS
Income producing property:
Land	$—	$80,673	$25,217	$—	$105,890
Buildings and improvements	—	2,332,771	685,590	—	3,018,361

	—	2,413,444	710,807	—	3,124,251
Less: accumulated depreciation	—	(605,488)	(56,695)	—	(662,183)

Net income producing property	—	1,807,956	654,112	—	2,462,068
Construction in progress and land held for development	—	88,836	242,147	—	330,983

Net real estate	—	1,896,792	896,259	—	2,793,051
Cash and cash equivalents	31,781	—	2,628	—	34,409
Rents and other receivables	1,390	4,743	5,400	—	11,533
Deferred rent	—	109,142	13,916	—	123,058
Lease contracts above market value, net	—	5,138	—	—	5,138
Deferred costs, net	6,066	11,632	8,078	—	25,776
Investment in affiliates	2,713,096	—	—	(2,713,096)	—
Prepaid expenses and other assets	3,463	27,341	10,480	—	41,284

Total assets	$2,755,796	$2,054,788	$936,761	$(2,713,096)	$3,034,249

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Line of credit	$50,926	$—	$—	$—	$50,926
Mortgage notes payable, net of deferred financing costs	—	—	110,733	—	110,733
Unsecured term loan, net of deferred financing costs	249,036	—	—	—	249,036
Unsecured notes payable, net of discount and deferred financing costs	837,323	—	—	—	837,323
Accounts payable and accrued liabilities	6,477	22,319	8,113	—	36,909
Construction costs payable	—	10,159	46,269	—	56,428
Accrued interest payable	11,578	—	14	—	11,592
Distribution payable	46,352	—	—	—	46,352
Lease contracts below market value, net	—	2,830	—	—	2,830
Prepaid rents and other liabilities	216	58,599	19,417	—	78,232

Total liabilities	1,201,908	93,907	184,546	—	1,480,361
Redeemable partnership units	591,101	—	—	—	591,101
Commitments and contingencies	—	—	—	—	—
Limited Partners’ Capital:
Series C cumulative redeemable perpetual preferred units, 8,050,000 issued and outstanding at December 31, 2016	201,250	—	—	—	201,250
Common units, 75,252,390 issued and outstanding at December 31, 2016	754,892	1,960,881	752,215	(2,713,096)	754,892
General partner’s capital, 662,373 common units issued and outstanding at December 31, 2016	6,645	—	—	—	6,645

Total partners’ capital	962,787	1,960,881	752,215	(2,713,096)	962,787

Total liabilities & partners’ capital	$2,755,796	$2,054,788	$936,761	$(2,713,096)	$3,034,249

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

(in thousands except share data)

	December 31, 2015
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
ASSETS
Income producing property:
Land	$—	$84,258	$9,945	$—	$94,203
Buildings and improvements	—	2,399,016	337,920	—	2,736,936

	—	2,483,274	347,865	—	2,831,139
Less: accumulated depreciation	—	(522,096)	(38,741)	—	(560,837)

Net income producing property	—	1,961,178	309,124	—	2,270,302
Construction in progress and land held for development	—	25,545	275,394	—	300,939

Net real estate	—	1,986,723	584,518	—	2,571,241
Cash and cash equivalents	21,697	—	5,318	—	27,015
Rents and other receivables	1,391	7,563	634	—	9,588
Deferred rent	—	122,830	6,111	—	128,941
Lease contracts above market value, net	—	6,029	—	—	6,029
Deferred costs, net	3,236	14,250	6,288	—	23,774
Investment in affiliates	2,546,465	—	—	(2,546,465)	—
Prepaid expenses and other assets	3,025	39,642	2,022	—	44,689

Total assets	$2,575,814	$2,177,037	$604,891	$(2,546,465)	$2,811,277

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Line of credit	$—	$—	$—	$—	$—
Mortgage notes payable, net of deferred financing costs	—	—	114,075	—	114,075
Unsecured term loan, net of deferred financing costs	249,172	—	—	—	249,172
Unsecured notes payable, net of discount and deferred financing costs	834,963	—	—	—	834,963
Accounts payable and accrued liabilities	4,516	23,615	4,170	—	32,301
Construction costs payable	43	293	21,707	—	22,043
Accrued interest payable	11,815	—	6	—	11,821
Distribution payable	43,906	—	—	—	43,906
Lease contracts below market value, net	—	4,132	—	—	4,132
Prepaid rents and other liabilities	12	62,630	4,835	—	67,477

Total liabilities	1,144,427	90,670	144,793	—	1,379,890
Redeemable partnership units	479,189	—	—	—	479,189
Commitments and contingencies	—	—	—	—	—
Limited Partners’ Capital:
Series A cumulative redeemable perpetual preferred units, 7,400,000 issued and outstanding at December 31, 2015	185,000	—	—	—	185,000
Series B cumulative redeemable perpetual preferred units, 6,650,000 issued and outstanding at December 31, 2015	166,250	—	—	—	166,250
Common units, 65,443,277 issued and outstanding at December 31, 2015	594,927	2,086,367	460,098	(2,546,465)	594,927
General partner’s capital, 662,373 common units issued and outstanding at December 31, 2015	6,021	—	—	—	6,021

Total partners’ capital	952,198	2,086,367	460,098	(2,546,465)	952,198

Total liabilities & partners’ capital	$2,575,814	$2,177,037	$604,891	$(2,546,465)	$2,811,277

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31, 2016
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Revenues:
Base rent	$18,164	$270,357	$74,727	$(18,226)	$345,022
Recoveries from tenants	—	142,863	26,805	—	169,668
Other revenues	—	1,668	12,388	(45)	14,011

Total revenues	18,164	414,888	113,920	(18,271)	528,701
Expenses:
Property operating costs	—	144,935	27,338	(18,209)	154,064
Real estate taxes and insurance	—	16,916	3,264	—	20,180
Depreciation and amortization	100	88,321	19,360	—	107,781
General and administrative	22,009	52	982	—	23,043
Other expenses	1,564	45	10,234	(62)	11,781

Total expenses	23,673	250,269	61,178	(18,271)	316,849

Operating (loss) income	(5,509)	164,619	52,742	—	211,852
Interest:
Expense incurred	(56,318)	1,270	6,754	—	(48,294)
Amortization of deferred financing costs	(3,907)	79	116	—	(3,712)
Gain on sale of real estate	21,643	—	1,190	—	22,833
Loss on early extinguishment of debt	(1,232)	—	—	—	(1,232)
Equity in earnings	226,770	—	—	(226,770)	—

Net income (loss)	181,447	165,968	60,802	(226,770)	181,447
Preferred unit distributions	(20,739)	—	—	—	(20,739)
Issuance costs associated with redeemed preferred units	(12,495)	—	—	—	(12,495)

Net income (loss) attributable to common units	$148,213	$165,968	$60,802	$(226,770)	$148,213

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31, 2015
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Revenues:
Base rent	$18,061	$268,433	$30,302	$(18,211)	$298,585
Recoveries from tenants	—	127,877	11,660	—	139,537
Other revenues	—	1,787	12,621	(130)	14,278

Total revenues	18,061	398,097	54,583	(18,341)	452,400
Expenses:
Property operating costs	—	131,644	16,598	(18,191)	130,051
Real estate taxes and insurance	—	19,942	1,393	—	21,335
Depreciation and amortization	43	94,371	9,630	—	104,044
General and administrative	17,574	57	433	—	18,064
Impairment on investment in real estate	—	119,267	3,205	—	122,472
Other expenses	6,151	133	10,725	(150)	16,859

Total expenses	23,768	365,414	41,984	(18,341)	412,825

Operating (loss) income	(5,707)	32,683	12,599	—	39,575
Interest:
Expense incurred	(50,021)	1,327	8,184	—	(40,510)
Amortization of deferred financing costs	(3,454)	107	196	—	(3,151)
Equity in earnings	55,096	—	—	(55,096)	—

Net (loss) income	(4,086)	34,117	20,979	(55,096)	(4,086)
Preferred unit distributions	(27,245)	—	—	—	(27,245)

Net (loss) income attributable to common units	$(31,331)	$34,117	$20,979	$(55,096)	$(31,331)

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31, 2014
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Revenues:
Base rent	$17,499	$267,454	$18,413	$(17,650)	$285,716
Recoveries from tenants	—	115,185	9,668	—	124,853
Other revenues	—	1,657	5,489	(123)	7,023

Total revenues	17,499	384,296	33,570	(17,773)	417,592
Expenses:
Property operating costs	—	123,140	11,822	(17,623)	117,339
Real estate taxes and insurance	—	13,323	872	—	14,195
Depreciation and amortization	63	90,770	5,947	—	96,780
General and administrative	16,159	82	940	—	17,181
Other expenses	3,508	1,526	4,338	(150)	9,222

Total expenses	19,730	228,841	23,919	(17,773)	254,717

Operating (loss) income	(2,231)	155,455	9,651	—	162,875
Interest:
Expense incurred	(41,107)	4,323	3,201	—	(33,583)
Amortization of deferred financing costs	(3,173)	273	(80)	—	(2,980)
Loss on early extinguishment of debt	(1,701)	—	—	—	(1,701)
Equity in earnings	172,823	—	—	(172,823)	—

Net income	124,611	160,051	12,772	(172,823)	124,611
Preferred unit distributions	(27,245)	—	—	—	(27,245)

Net income attributable to common units	$97,366	$160,051	$12,772	$(172,823)	$97,366

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31, 2016
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Cash flow from operating activities
Net cash (used in) provided by operating activities	$(60,010)	$265,244	$84,728	$—	$289,962
Return on investment in subsidiaries	349,972	—	—	(349,972)	—

Net cash provided by operating activities	289,962	265,244	84,728	(349,972)	289,962

Cash flow from investing activities
Proceeds from the sale of real estate	—	120,086	3,459	—	123,545
Investments in real estate – development	—	(62,343)	(232,421)	—	(294,764)
Acquisition of real estate	—	—	(53,105)	—	(53,105)
Acquisition of real estate – related party	—	—	(20,168)	—	(20,168)
Investments in subsidiaries	(384,605)	—	—	384,605	—
Return of investment in subsidiaries	123,545	—	—	(123,545)	—
Interest capitalized for real estate under development	(2)	(1,269)	(9,109)	—	(10,380)
Improvements to real estate	—	(4,739)	(104)	—	(4,843)
Additions to non real estate property	(1,008)	(220)	(42)	—	(1,270)

Net cash (used in) provided by investing activities	(262,070)	51,515	(311,490)	261,060	(260,985)

Cash flow from financing activities
Line of credit:
Proceeds	135,899	—	—	—	135,899
Repayments	(85,000)	—	—	—	(85,000)
Mortgage notes payable:
Repayments	—	—	(3,750)	—	(3,750)
Payments of financing costs	(5,841)	—	(25)	—	(5,866)
Issuance of common units, net of offering costs	275,470	—	—	—	275,470
Issuance of preferred units, net of offering costs	194,252	—	—	—	194,252
Redemption of preferred units	(351,250)	—	—	—	(351,250)
Equity compensation proceeds	7,623	—	—	—	7,623
Parent financing	—	68,571	316,034	(384,605)	—
Distribution to parent	—	(385,330)	(88,187)	473,517	—
Distributions	(188,961)	—	—	—	(188,961)

Net cash (used in) provided by financing activities	(17,808)	(316,759)	224,072	88,912	(21,583)

Net increase (decrease) in cash and cash equivalents	10,084	—	(2,690)	—	7,394
Cash and cash equivalents, beginning of period	21,697	—	5,318	—	27,015

Cash and cash equivalents, ending of period	$31,781	$—	$2,628	$—	$34,409

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31, 2015
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Cash flow from operating activities
Net cash (used in) provided by operating activities	$(55,999)	$278,557	$32,466	$—	$255,024

Cash flow from investing activities
Investments in real estate – development	(415)	(8,996)	(207,928)	—	(217,339)
Acquisition of real estate	—	—	(8,600)	—	(8,600)
Investments in subsidiaries	68,074	(264,211)	196,137	—	—
Interest capitalized for real estate under development	(27)	(1,327)	(10,210)	—	(11,564)
Improvements to real estate	—	(3,401)	(58)	—	(3,459)
Additions to non real estate property	(93)	(622)	(38)	—	(753)

Net cash provided by (used in) investing activities	67,539	(278,557)	(30,697)	—	(241,715)

Cash flow from financing activities
Line of credit:
Proceeds	120,000	—	—	—	120,000
Repayments	(180,000)	—	—	—	(180,000)
Unsecured notes payable:
Proceeds	248,012	—	—	—	248,012
Payments of financing costs	(4,715)	—	(25)	—	(4,740)
Equity compensation proceeds	249	—	—	—	249
OP unit repurchases	(31,912)	—	—	—	(31,912)
Distributions	(163,283)	—	—	—	(163,283)

Net cash (used in) financing activities	(11,649)	—	(25)	—	(11,674)

Net (decrease) increase in cash and cash equivalents	(109)	—	1,744	—	1,635
Cash and cash equivalents, beginning of period	21,806	—	3,574	—	25,380

Cash and cash equivalents, ending of period	$21,697	$—	$5,318	$—	$27,015

DUPONT FABROS TECHNOLOGY, L.P.

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31, 2014
	Operating Partnership	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Cash flow from operating activities
Net cash (used in) provided by operating activities	$(40,234)	$264,409	$20,339	$—	$244,514

Cash flow from investing activities
Investments in real estate – development	(404)	(111,791)	(153,179)	—	(265,374)
Investments in subsidiaries	5,654	(146,188)	140,534	—	—
Interest capitalized for real estate under development	(10)	(4,323)	(5,311)	—	(9,644)
Improvements to real estate	—	(1,850)	(66)	—	(1,916)
Additions to non real estate property	(20)	(257)	(39)	—	(316)

Net cash provided by (used) in investing activities	5,220	(264,409)	(18,061)	—	(277,250)

Cash flow from financing activities
Line of credit:
Proceeds	60,000	—	—	—	60,000
Unsecured term loan:
Proceeds	96,000	—	—	—	96,000
Payments of financing costs	(3,514)	—	(315)	—	(3,829)
Equity compensation proceeds	4,363	—	—	—	4,363
Distributions	(132,932)	—	—	—	(132,932)

Net cash provided by (used in) financing activities	23,917	—	(315)	—	23,602

Net (decrease) increase in cash and cash equivalents	(11,097)	—	1,963	—	(9,134)
Cash and cash equivalents, beginning of period	32,903	—	1,611	—	34,514

Cash and cash equivalents, ending of period	$21,806	$—	$3,574	$—	$25,380

19. Subsequent Events

In February 2017, we entered into a purchase and sale agreement with an unrelated party to purchase 56.5 acres of undeveloped land in Mesa, Arizona for a purchase price of $12.2 million.

During the period from January 1, 2017 through February 23, 2017, OP unitholders redeemed a total of 1,409,147 OP units in exchange for an equal number of shares of DFT’s common stock.

DUPONT FABROS TECHNOLOGY, INC.

DUPONT FABROS TECHNOLOGY, L.P.

SCHEDULE II

CONSOLIDATED ALLOWANCE FOR DOUBTFUL ACCOUNTS

DECEMBER 31, 2016

(in thousands)

	Balance at Beginning of Period	Charged to Operations (1)	Other Accounts (2)	Deductions	Balance at End of Period
Allowance for doubtful accounts:
Twelve months ended December 31, 2016	$5,241	$(108)	$18,486	$—	$23,619
Twelve months ended December 31, 2015	8,520	372	—	(3,651)	5,241
Twelve months ended December 31, 2014	3,700	4,829	—	(9)	8,520

(1)	Amounts charged to operations are net of recoveries.
(2)	Relates to an allowance on a $25.0 million note receivable which resulted from the settlement of our claim in a former customer’s bankruptcy proceedings in the fourth quarter of 2016 (see Footnote 2 to consolidated financial statements).

DUPONT FABROS TECHNOLOGY, INC.

DUPONT FABROS TECHNOLOGY, L.P.

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2016

(in thousands)

		Initial Cost at Acquisition / Placement into Service		Costs Capitalized Subsequent to Acquisition / Placement into Service	Gross Carry Amount at December 31, 2016			Accumulated depreciation at December 31, 2016	Year Built/ Renovated	Year Acquired	Life on which depreciation in latest income statements is computed
	Encum- brances	Land	Building and improvements / Construction in progress	Buildings & improvements	Land	Building and improvements / Construction in progress	Total
Operating Properties
ACC2 (1)	$—	$2,500	$157,100	$(620)	$2,500	$156,480	$158,980	$(57,184)	2005	2001	28.5
ACC3 (2)	111,250	1,071	92,631	3,449	$1,071	96,080	97,151	(36,136)	2006	2001	29.8
ACC4 (1)	—	6,600	535,526	3,343	$6,600	538,869	545,469	(176,477)	2007	2006	30.8
ACC5 (1)	—	6,443	292,369	6,647	$6,443	299,016	305,459	(71,347)	2009-2010	2007	29.7
ACC6 (1)	—	5,518	215,235	1,594	$5,518	216,829	222,347	(35,197)	2011-2013	2007	30.7
ACC7	—	9,753	328,520	4,450	$9,753	332,970	342,723	(13,320)	2014-2016	2011	32.5
CH1 (1)	—	23,611	357,194	1,977	$23,611	359,171	382,782	(82,947)	2008-2012	2007	30.5
CH2	—	14,392	255,593	946	$14,392	256,539	270,931	(7,239)	2015-2016	2013	30.7
SC1 Phases I-II (1)	—	20,202	429,572	3,527	$20,202	433,099	453,301	(53,697)	2011-2015	2007	31.7
VA3 (1)	—	9,000	172,881	6,813	$9,000	179,694	188,694	(72,725)	2003	2003	30.5
VA4 (1)	—	6,800	140,575	9,039	$6,800	149,614	156,414	(55,914)	2005	2005	31.1

Subtotal	111,250	105,890	2,977,196	41,165	105,890	3,018,361	3,124,251	(662,183)

Development Properties
ACC8	—	3,786	466	—	3,786	466	4,252	—		2007
ACC9	—	8,469	138,561	—	8,469	138,561	147,030	—		2016
ACC10	—	7,343	1,872	—	7,343	1,872	9,215	—		2016
ACC11	—	4,773	6	—	4,773	6	4,779	—		2016
CH3	—	8,578	8,740	—	8,578	8,740	17,318	—		2015
OR1	—	5,775	1,328	—	5,775	1,328	7,103	—		2016
OR2	—	5,775	301	—	5,775	301	6,076	—		2016
SC1 Phase III (1)	—	5,232	83,604	—	5,232	83,604	88,836	—		2007
TOR1	—	42,128	4,246	—	42,128	4,246	46,374	—		2016

Subtotal	—	91,859	239,124	—	91,859	239,124	330,983	—

Grand Total (3)	$111,250	$197,749	$3,216,320	$41,165	$197,749	$3,257,485	$3,455,234	$(662,183)

(1)	The subsidiaries that own these data centers and development properties are guarantors of the Unsecured Notes due 2021 and 2023, the Unsecured Credit Facility and the Unsecured Term Loan.
(2)	The subsidiary that owns this data center is encumbered by our ACC3 Term Loan.
(3)	The aggregate gross cost of our properties for federal income tax purposes was $2.78 billion (unaudited) as of December 31, 2016.

DUPONT FABROS TECHNOLOGY, INC.

DUPONT FABROS TECHNOLOGY, L.P.

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2016

(in thousands)

	2016	2015	2014
Real estate assets
Balance, beginning of period	$3,132,078	$3,066,297	$2,799,010
Additions - property acquisitions	73,273	8,600	—
Additions - improvements	344,960	221,588	267,357
Deductions - write-offs, sales, impairments	(95,077)	(164,407)	(70)

Balance, end of period	$3,455,234	$3,132,078	$3,066,297

Accumulated depreciation
Balance, beginning of period	$560,837	$504,869	$413,394
Additions - depreciation	102,614	97,988	91,545
Deductions - write-offs, sales	(1,268)	(42,020)	(70)

Balance, end of period	$662,183	$560,837	$504,869